                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant         [X]

Filed by a Party other than the Registrant      [ ]

Check the appropriate box:


[ ]   Preliminary Proxy Statement               [ ]   Confidential, For Use of the Commission only (as
                                                      permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                                   PCTEL, INC.
                (Name of Registrant as Specified In Its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)      Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------

       (2)      Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                ----------------------------------------------------------------

       (4)      Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------

       (5)      Total fee paid:

                ----------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount Previously Paid:

                ----------------------------------------------------------------

       (2)      Form, Schedule or Registration Statement No.:

                ----------------------------------------------------------------

       (3)      Filing Party:

                ----------------------------------------------------------------

       (4)      Date Filed:

                ----------------------------------------------------------------

                                  (PCTEL LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                              MONDAY, JUNE 5, 2006
                                   10:00 A.M.
                             ---------------------

To Our Stockholders:

     The 2006 annual meeting of stockholders of PCTEL, Inc., a Delaware corporation, will be held on Monday, June 5, 2006 at 10:00 a.m. local time at our headquarters, located at 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631 for the following purposes:

          1. To elect two Class I directors whose terms will expire at the 2009 annual meeting of stockholders;

          2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006;

          3. To approve the amendment and restatement of the 1997 Stock Plan, including an increase in the reserve of shares under the Plan; and

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 17, 2006 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to deliver your proxy by telephone or the Internet or to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy.

                                          Sincerely,

                                          /s/ Martin H. Singer

                                          MARTIN H. SINGER
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

Chicago, Illinois
April 27, 2006

                            YOUR VOTE IS IMPORTANT.

                PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE
           BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

                                  PCTEL, INC.
                       8725 WEST HIGGINS ROAD, SUITE 400
                            CHICAGO, ILLINOIS 60631
                             ---------------------

                            PROXY STATEMENT FOR THE
                      2006 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                              GENERAL INFORMATION

     The board of directors of PCTEL, Inc. is soliciting proxies for the 2006 annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     Our board of directors has set April 17, 2006 as the record date for the meeting. Stockholders of record at the close of business on April 17, 2006 are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 21,626,304 shares of our common stock outstanding on the record date. On the record date, the closing price of our common stock on The Nasdaq Stock Market was $10.45 per share.

     This proxy statement is being mailed on or about April 27, 2006 to stockholders entitled to vote at the meeting.

     In this proxy statement:

     - "We" and "PCTEL" mean PCTEL, Inc.

     - If you hold shares in "street name," it means that your shares are held in an account at a brokerage firm and the stock certificates and record ownership are not in your name.

     - "NASD" means the National Association of Securities Dealers.

     - "SEC" means the Securities and Exchange Commission.

     - "Beneficial ownership" of stock is defined under various SEC rules in different ways for different purposes, but it generally means that, although you (or the person or entity in question) do not hold the shares of record in your name, you do have investment or voting control, and/or an economic or "pecuniary" interest, in the shares through an agreement, relationship or the like.

                             QUESTIONS AND ANSWERS

Q: WHEN AND WHERE IS THE STOCKHOLDER MEETING?

A: Our annual meeting of stockholders is being held on Monday, June 5, 2006 at 10:00 a.m. at our headquarters, located at 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631.

Q: WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving this proxy statement and the accompanying proxy card because you are the stockholder of record on the record date. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The proxy card is used for voting.

Q: WHAT IS THE EFFECT OF SIGNING AND RETURNING MY PROXY CARD?

A: When you sign and return the proxy card, you appoint Martin H. Singer and John W. Schoen as your representatives at the meeting. Dr. Singer is our Chief Executive Officer and Chairman of the Board and Mr. Schoen is our Chief Financial Officer. Messrs. Singer and Schoen will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or vote via the Internet or telephone in advance of the meeting just in case your plans change. You can vote in person at the meeting even if you have already sent in your proxy card.

   If an issue comes up for a vote at the meeting that is not described in this proxy statement, Messrs. Singer and Schoen will vote your shares, under your proxy, in their discretion.

   If you do not indicate on the proxy card how you want your votes cast, the proxies (as your representatives) will vote your shares FOR each of the proposals.

Q: WHAT AM I VOTING ON?

A: You are being asked to vote on the following three proposals:

   - the election of two Class I directors whose terms will expire at the 2009 annual meeting of stockholders;

   - the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

   - the approval of the amendment and restatement of the 1997 Stock Plan, including an increase in the reserve of shares under the Plan.

Q: HOW DO I VOTE?

A: There are four methods by which you may vote. Please see the detailed instructions provided on your proxy card for more information on each method.

   - Place your vote by telephone;

   - Place your vote via the Internet;

   - Mail in your completed, signed and dated proxy card; or

   - Vote in person by attending our annual meeting.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts with the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY CARD?

A: You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the voting at the annual meeting by providing written notice to our Corporate Secretary at the following address: 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631, Attn: John W. Schoen.

   You may also do this by:

   - Signing another proxy card with a later date;

   - Voting in person at the meeting; or

   - Voting via the Internet or by telephone on a date after the date on your proxy card (your latest proxy is counted).

Q: WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: If your shares are held in street name, your brokerage firm may either vote your shares on "routine matters" (such as the election of directors and the ratification of the appointment of our independent registered public accounting firm) or leave your shares unvoted. Your brokerage firm may not vote on "non-routine matters" (such as the amendment and restatement of the 1997 Stock Plan), without specific instructions from you. Thus, if the proposals to be acted upon at the meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" routine matters, but expressly states that the broker is NOT voting on the non-routine matters.

Q: HOW MANY VOTES MAY BE CAST AT THE MEETING?

A: As of the record date, 21,626,304 shares of common stock were outstanding.
   Each outstanding share of common stock entitles the holder of such share to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of 21,626,304 votes that may be cast at the meeting.

Q: WHAT IS A "QUORUM"?

A: A "quorum" is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the annual meeting is a majority of the shares outstanding on the record date. There must be a quorum present for the meeting to be held. All completed and signed proxy cards, Internet votes, telephone votes and votes cast by those stockholders who attend the annual meeting in person, whether representing a vote FOR, AGAINST, WITHHELD, ABSTAIN, or a broker non-vote, will be counted toward the quorum.

Q: HOW ARE ABSTENTIONS COUNTED?

A: If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting.

Q: WHAT IS A "BROKER NON-VOTE?"

A: Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients (who are the beneficial owners of the shares), brokers have the discretion to vote such shares on routine matters (such as the election of directors and the ratification of the appointment of our independent registered public accounting firm), but not on non-routine matters (such as the amendment and restatement of the 1997 Stock
   Plan), without specific instructions from their clients. The vote with respect to the non-routine matter in this case is referred to as a "broker non-vote." Thus, if the proposals to be acted upon at the meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" routine matters, but expressly states that the broker is NOT voting on the non-routine matters. A broker non-vote may also occur with respect to routine matters if the broker expressly instructs on the proxy card that it is not voting on a certain matter.

Q: HOW ARE BROKER NON-VOTES COUNTED?

A: Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal, whether such proposal is a routine or non-routine matter.

Q: WHAT IS THE REQUIRED VOTE FOR EACH OF THE PROPOSALS TO PASS?

A: - The two director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

   - For the proposal to ratify the appointment of PricewaterhouseCoopers LLP, our independent registered public accounting firm, the required vote is the affirmative (i.e. "FOR") vote of a majority of the shares present, represented and voting at the annual meeting.

   - For the proposal to amend and restate the 1997 Stock Plan, the required vote is the affirmative (i.e., "FOR") vote of a majority of the shares present, represented and voting at the annual meeting.

     The votes cast on a particular proposal include votes FOR, AGAINST and ABSTAIN, but do not include broker non-votes.

Q: WHO IS SOLICITING MY VOTE?

A: We are making and will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect our transfer agent, Wells Fargo Bank, N.A., to tabulate the proxies and to act as the inspector of the election. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, the Internet or fax, in person or otherwise. None of these persons will receive any additional compensation for assisting in the solicitation.

     WE SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF OUR ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT, UPON WRITTEN REQUEST SENT TO PCTEL, INC., 8725 WEST HIGGINS ROAD, SUITE 400, CHICAGO, ILLINOIS 60631, ATTN: JOHN W. SCHOEN, CHIEF FINANCIAL OFFICER.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders are entitled to present proposals for action and director nominations at the 2007 annual meeting of stockholders only if they comply with the applicable requirements of the proxy rules established by the Securities Exchange Commission and the applicable provisions of our bylaws. Stockholders must ensure that such proposals and nominations are received by our Corporate Secretary at the following address: 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631, Attn: Corporate Secretary, on or prior to the deadline for receiving such proposals and nominations.

     Proposals for the 2007 annual meeting of stockholders that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than December 26, 2006, and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") and the provisions of our bylaws.

     If a stockholder intends to submit a proposal or director nomination for consideration at our 2007 annual meeting of stockholders outside the procedures of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting. Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the previous year's annual meeting of stockholders. For purposes of the 2007 annual meeting of stockholders, this means that such proposals or nominations must also be received by December 26, 2006. A copy of the relevant bylaw provision is available upon written request to our Corporate Secretary at the address provided above.

     The attached proxy card grants the proxy holders discretionary authority to vote on any business raised at the annual meeting. If you fail to comply with the advance notice provisions set forth above in submitting a proposal or nomination for the 2007 annual meeting of stockholders, the proxy holders will be allowed to use their discretionary voting authority if such proposal or nomination is raised at that meeting.

                              SUMMARY OF PROPOSALS

     The board of directors has included three proposals on the agenda for our 2006 annual meeting of stockholders. The following is a brief summary of the matters to be considered and voted upon by our stockholders.

ELECTION OF DIRECTORS

     We have a classified board of directors that currently consists of seven directors. Each director serves a three-year term. The first proposal on the agenda for our annual meeting is the election of two Class I directors to serve until our 2009 annual meeting of stockholders. Our board of directors has nominated Brian J. Jackman and John R. Sheehan to serve as our Class I directors. Additional information about the election of directors and a brief biography of each nominee begins on page 7.

     OUR BOARD RECOMMENDS A VOTE "FOR" EACH OF THE TWO NOMINEES.

RATIFY APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The second proposal is the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. More information about this proposal begins on page 13.

     OUR BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPROVAL OF AMENDMENT AND RESTATEMENT OF 1997 STOCK PLAN

     The third proposal is the approval of the amendment and restatement of our 1997 Stock Plan, including an increase in the reserve of shares under the Plan. More information about this proposal begins on page 15.

     OUR BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 1997 STOCK PLAN, INCLUDING AN INCREASE IN THE RESERVE OF SHARES UNDER THE PLAN.

OTHER MATTERS

     Other than the proposals listed above, our board of directors does not currently intend to present any other matters to be voted on at the meeting. Our board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card or voted on the Internet or by telephone, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

                                  PROPOSAL #1
                             ELECTION OF DIRECTORS

CLASSIFICATION OF BOARD OF DIRECTORS

     We have a classified board of directors currently consisting of two Class I directors, Brian J. Jackman and John R. Sheehan, whose terms are expiring at this 2006 annual meeting of stockholders; two Class II directors, Richard C. Alberding and Carl A. Thomsen, whose terms will expire at our 2007 annual meeting of stockholders; and three Class III directors, Giacomo Marini, Martin
H. Singer and Steven D. Levy, whose terms will expire at our 2008 annual meeting of stockholders. At each annual meeting of stockholders, certain directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates. Mr. Levy was appointed as a member of our board of directors in March 2006.

     In March 2006, Richard D. Gitlin resigned as a member of the board of directors due to time constraints, after serving on our board of directors for approximately four years. We would like to thank Mr. Gitlin for his service as a director of our company.

NOMINEES

     On the recommendation of the board of directors, the nominees for election at the 2006 annual meeting of stockholders as Class I directors are Brian J. Jackman and John R. Sheehan. If elected, Messrs. Jackman and Sheehan will serve as directors, and their terms will expire at the annual meeting of stockholders in 2009.

     The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our two Class I director nominees. In the event that either of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware that either of our nominees will be unable or will decline to serve as a director.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and "broker non-votes" are not counted in the election of directors.

     OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DIRECTOR NOMINEES AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

DIRECTORS AND NOMINEES

     The following table sets forth certain information regarding our current directors and nominees for directors to be elected at our 2006 annual meeting of stockholders:

                                                                                  DIRECTOR
NAME                                          AGE       POSITION WITH PCTEL        SINCE
----                                          ---       -------------------       --------
CLASS I DIRECTOR NOMINEES TO BE ELECTED AT
  THE 2006 ANNUAL MEETING OF STOCKHOLDERS
  WHOSE TERMS WILL EXPIRE AT THE 2009 ANNUAL
  MEETING OF STOCKHOLDERS:
  Brian J. Jackman..........................  65    Director                        2002
  John R. Sheehan...........................  69    Director                        2002
CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE
  2007 ANNUAL MEETING OF STOCKHOLDERS:
  Richard C. Alberding......................  75    Director                        1999
  Carl A. Thomsen...........................  61    Director                        2001
CLASS III DIRECTORS WHOSE TERMS EXPIRE AT
  THE 2008 ANNUAL MEETING OF STOCKHOLDERS:
  Steven D. Levy............................  49    Director                        2006
  Giacomo Marini............................  54    Director                        1996
  Martin H. Singer..........................  54    Chief Executive Officer and     1999
                                                    Chairman of the Board of
                                                    Directors

     Mr. Jackman has been a director since February 2002. Mr. Jackman is currently the President of The Jackman Group, Inc., a management consulting company that he formed in 2005. In September 2001, Mr. Jackman retired from Tellabs, a communications company that he had been with since 1982. Mr. Jackman served as President, Global Systems and Technology, and Executive Vice President of Tellabs since 1998, and he was President of Tellabs Operations from 1993 to 1998. Mr. Jackman held various management positions in sales and marketing for IBM from 1965 to 1982. He is currently on the boards of directors of Open Text, Inc., an enterprise content management solutions company, and Keithley Instruments, a test and measurement equipment company. In addition, Mr. Jackman serves on the board of trustees of Gannon University. Mr. Jackman holds a bachelor of arts degree in English literature from Gannon University in Erie, Pennsylvania and a master degree in business administration from Penn State University.

     Mr. Sheehan has been a director since October 2002. Mr. Sheehan has served as a senior consultant in the London Perret Roche Group in Red Bank, New Jersey since October 2001. He began his career at Bell Laboratories in 1962. In his 33 years at Bell Laboratories, Western Electric and AT&T, he worked in senior positions in development, manufacturing, strategic planning and general management of business units. Since leaving AT&T in 1996, Mr. Sheehan has held senior management positions in three startup companies. Mr. Sheehan received a bachelor of science degree in electrical engineering from Drexel University and a master of science degree in electrical engineering from New York University.

     Mr. Alberding has been a director since August 1999. Mr. Alberding retired from Hewlett-Packard, then a computer, peripherals and measurement products company, in June 1991, serving at that time as an Executive Vice President with responsibility for worldwide company sales, support and administration activities for measurement and computation products, as well as all corporate level marketing activities. Mr. Alberding is a director of Stratex Networks, Inc., a provider of wireless transmission solutions, and Sybase, Inc., an enterprise software company. Mr. Alberding holds a bachelor of arts degree in business administration and marketing from Augustana College, and an associate of science degree in electrical engineering from DeVry Technical Institute in Chicago.

     Mr. Thomsen has been a director since March 2001. Since February 1995, Mr. Thomsen has served as Chief Financial Officer of Stratex Networks, Inc., a provider of wireless transmission solutions. Currently, he serves as its Senior Vice President, Chief Financial Officer and Corporate Secretary. Mr. Thomsen holds a bachelor of science degree in business administration from Valparaiso University and a master degree in business administration from the University of Michigan. He is also a certified public accountant.

     Mr. Levy has been a director since March 2006. Mr. Levy most recently served as a Managing Director and Global Head of Communications Technology Research at Lehman Brothers from July 1998 until September 2005. Before joining Lehman Brothers, Mr. Levy was a Director of Telecommunications Research at Salomon Brothers from March 1997 to July 1998, a Managing Director and Head of the Communications Research Team at Oppenheimer & Co. from July 1994 to March 1997, and a senior communications analyst at Hambrecht & Quist from July 1986 to July 1994. Mr. Levy is also currently a member of the board of directors of Tut Systems, a broadband equipment vendor. Mr. Levy holds a master degree in business administration and a bachelor of science degree in materials engineering from Rensselaer Polytechnic Institute.

     Mr. Marini has been a director since October 1996. Mr. Marini has been the founder and Managing Director of Cypress Ventures/CIR Ventures, an early-stage technology venture capital firm, since March 2002. Since March 1995 he has served as Managing Member of Marini Group LLC (and predecessor entities), a private investment and management consulting business that invests in and advises high technology companies. From February 1998 to February 1999, Mr. Marini also served as interim Chief Executive Officer of FutureTel, a digital video capture company. From August 1993 to February 1995, Mr. Marini served as President and Chief Executive Officer of Common Ground Software (formerly No Hands Software), an electronic publishing software company. Prior to this, Mr. Marini was the co-founder, Executive Vice President and Chief Operating Officer of Logitech, a computer peripherals company, and had previously held technical and management positions with Olivetti and IBM. He is currently on the boards of several private companies. Mr. Marini holds a computer science laureate degree from the University of Pisa, Italy.

     Dr. Singer has been our Chief Executive Officer and Chairman of the Board since October 2001. Prior to that, Dr. Singer served as our non-executive Chairman of the Board from February 2001 until October 2001, and he has been a director since August 1999. From October 2000 to May 2001, Dr. Singer was an independent consultant. From December 1997 to August 2000, Dr. Singer served as President and Chief Executive Officer of SAFCO Technologies, a wireless communications company. He left SAFCO in August 2000 after its sale to Agilent Technologies. From September 1994 to December 1997, Dr. Singer served as Vice President and General Manager of the wireless access business development division for Motorola, a communications equipment company. Prior to this period, Dr. Singer held senior management and technical positions in Motorola, Tellabs, AT&T and Bell Labs. Dr. Singer holds a bachelor of arts degree in psychology from the University of Michigan, and a master of arts degree and a Ph.D. in experimental psychology from Vanderbilt University. Dr. Singer currently serves as the Chairman of the Midwest council of the AeA (American Electronics Association). He is also on the advisory board for the Master of Management & Manufacturing program at Northwestern University (Kellogg) and serves on the standing advisory group for the Public Company Accounting Oversight Board, the organization established to manage the implementation of the Sarbanes-Oxley Act of 2002.

BOARD AND COMMITTEE MEETINGS

     Our board of directors held a total of nine meetings during fiscal 2005. The board of directors has currently an audit committee, a compensation committee and a nominating and governance committee. Each member of the audit committee, compensation committee and nominating and governance committee meets The Nasdaq Stock Market independence requirements. The board has determined that Mr. Thomsen qualifies as an "audit committee financial expert" as defined under the rules and regulations of the SEC, and that all members of our audit committee meet the Nasdaq financial literacy requirements. During our last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board of directors and any committee on which such director served.

                                                                                                              MEETINGS
                                                                                                               HELD IN
                                                                                      DATE CURRENT WRITTEN     FISCAL
COMMITTEE             MEMBERS DURING FISCAL 2005         COMMITTEE FUNCTIONS            CHARTER ADOPTED         2005
---------            ----------------------------   ------------------------------   ----------------------   ---------
Audit..............  Carl A. Thomsen (Chair)        - Selects our independent        Originally adopted       9
                     Richard C. Alberding             auditors                       August 1999; last
                     Giacomo Marini                 - Oversees our internal          amended November 2004
                                                      financial reporting and
                                                      accounting controls
                                                    - Consults with and reviews
                                                      the services provided by our
                                                      independent auditors
Compensation.......  Richard C. Alberding (Chair)   - Reviews and recommends to      Originally adopted       7
                     John R. Sheehan                the board of directors the       August 1999; last
                     Brian J. Jackman                 compensation and benefits of   amended March 2005
                                                      our chief executive officer
                                                    - Establishes and reviews
                                                      general policies relating to
                                                      the compensation and
                                                      benefits of our employees
Nominating and
Governance.........  John R. Sheehan (Chair)        - Assists the board of           Originally adopted       3
                     Brian J. Jackman               directors in identifying and     February 2004; last
                                                      selecting prospective          amended March 2005
                                                      director nominees for the
                                                      annual meeting of
                                                      stockholders
                                                    - Reviews and makes
                                                      recommendations on matters
                                                      regarding corporate
                                                      governance, board
                                                      composition, evaluation and
                                                      nominations, board
                                                      committees and conflicts of
                                                      interest
                                                    - Establishes, maintains and
                                                      improves corporate
                                                      governance guidelines

A copy of each of the charters for our board committees is available on our website located at www.pctel.com. They may be found on the website in "Corporate Governance" under "Investor Relations."

     Mr. Jackman is currently the lead independent director of our board of directors. As lead independent director, his principal responsibilities are (i) working with the Chairman and Chief Executive Officer and the other board members to set the agenda for each meeting of the board, (ii) serving as a liaison for communications between our board and the Chief Executive Officer,
(iii) acting as the chair for executive sessions held at regularly scheduled meetings of the board of directors, and (iv) consulting with our General Counsel regarding communications received from our stockholders.

COMPENSATION OF DIRECTORS

     Cash and Stock Compensation. Our non-employee directors currently receive a yearly cash retainer of $12,500 and shares of restricted common stock equivalent to $4,000. They also receive $2,500 per board meeting attended (unless the board meeting is conducted by teleconference, in which case directors receive $1,000 for each such telephonic meeting in which they participate) and $1,000 per committee meeting attended. In addition, our non-employee directors annually receive additional shares of restricted stock as set forth below:

     - the chairs of our compensation committee and nominating and governance committee each receive shares of restricted common stock equivalent to $7,000;

     - our lead independent director and audit committee chair receive shares of restricted common stock equivalent to $10,000; and

     - the chair of our business development committee (an advisory committee of our board of directors) receives shares of restricted common stock equivalent to $3,000.

     All of the shares of restricted common stock received by our non-employee directors vest six months after the date of grant, provided that the individual continues to serve as a director on such date. The number of shares granted is based on the total dollar value divided by the per share closing price of our stock on the date of grant.

     Our 1998 Director Option Plan provides for the non-discretionary, automatic grant of options to each of our non-employee directors. Each new non-employee director is automatically granted an option to purchase 15,000 shares on the date on which such person first becomes a director. These initial grants vest over a period of three years, with one-third of the number of shares granted vesting on each anniversary of the date of grant, provided that the optionee continues to serve as a director on these dates. Furthermore, each non-employee director is automatically granted an additional option to purchase 10,000 shares of common stock on January 1 of each year, provided that he or she has served on the board of directors for at least six months. These subsequent grants vest fully on the first anniversary of the date of grant, provided that the optionee continues to serve as a director on such date. Under the terms of our 1998 Director Option Plan, the exercise price of options granted to non-employee directors must be 100% of the fair market value of our common stock on the last trading day preceding the date of grant.

     In the event the amendment and restatement of our 1997 Stock Plan set forth in Proposal #3 is approved by the stockholders at the annual meeting, our 1998 Director Option Plan will be replaced by the amended and restated 1997 Stock Plan and all option grants to non-employee directors after the annual meeting will be governed by the terms and conditions of the amended and restated 1997 Stock Plan. Please see Proposal #3 on page 15 for more information regarding the amendment and restatement of the 1997 Stock Plan.

     Deferred Compensation Plan. Our non-employee directors are eligible to participate in the Board of Directors Deferred Compensation Plan (the "Directors Deferred Compensation Plan"). The principal purpose of the Directors Deferred Compensation Plan is to provide additional retirement benefits and income tax deferral opportunities for our non-employee directors. The Directors Deferred Compensation Plan permits the deferral of cash compensation that would otherwise be received by the non-employee directors for their service on PCTEL's board of directors. Compensation that is deferred under the Directors Deferred Compensation Plan will be paid out by PCTEL upon the termination of a non-employee director's service on the board of directors. If such termination occurs after the non-employee director has reached the age of 55, such non-employee director may elect to receive the deferred compensation in a lump sum, annually over 15 years, or over the lifetime of the non-employee director in 20 annual payments.

     Reimbursements. In addition, each of our non-employee directors is reimbursed for all reasonable out of pocket expenses incurred in connection with his service on our board of directors.

DIRECTOR NOMINATION PROCESS

  STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS.

     It is the policy of our nominating and governance committee to consider director candidates recommended by our stockholders holding on the date of submission of such recommendation at least 1% of the then outstanding shares of our common stock continuously for at least 12 months prior to such date.

     Stockholders desiring to recommend a candidate for election to the board of directors should send their recommendation in writing to the attention of our Corporate Secretary, at our offices located at 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631. This written recommendation must include the information and materials required by our bylaws as well as the candidate's name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and PCTEL within the last three years and evidence of the required ownership of our common stock by the recommending stockholder. A copy of the relevant bylaw provision is available upon written request to our Corporate Secretary at the address provided above.

     In accordance with the advance notice provision in our bylaws, director nominations to be considered at the next annual meeting of stockholders must be received not less than 120 days prior to the date of our proxy statement for the previous year's annual meeting of stockholders. For purposes of our 2007 annual meeting of stockholders, director nominations must be received by December 26, 2006.

  IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR.

     The nominating and governance committee uses the following procedures for identifying and evaluating any individual recommended or offered for nomination to the board of directors:

     - The committee considers candidates recommended by stockholders in the same manner as candidates recommended by other sources.

     - The committee considers the following factors in its evaluation of candidates:

      - The current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors.

      - The candidate's judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

      - Other factors that the committee considers appropriate.

     The nominating and governance committee requires the following minimum qualifications to be satisfied by any candidate recommended or offered for nomination to the board of directors:

     - The highest personal and professional ethics and integrity.

     - Proven achievement and competence in the candidate's field and the ability to exercise sound business judgment.

     - Skills that are complementary to those of the existing board of directors.

     - The ability to assist and support management and make significant contributions to our success.

     - An understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

     The nominating and governance committee is comprised of Messrs. Sheehan and Jackman, both of whom are also the nominees for election at the 2006 annual meeting of stockholders as Class I directors. As a result, the qualification and nomination of Messrs. Sheehan and Jackman were undertaken by the entire board of directors, rather than the nominating and governance committee. The board of directors unanimously approved Messrs. Sheehan's and Jackman's nomination.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders who wish to communicate directly with our independent directors may do so by sending an e-mail message to Varda Goldman, our Vice President and General Counsel, at generalcounsel@pctel.com. Mrs. Goldman monitors these communications, consults with Mr. Jackman, our current lead independent director, and provides a summary of all received messages to the board of directors at its regularly scheduled meetings. Where the nature of the communication warrants, Mrs. Goldman may determine to obtain more immediate attention of the appropriate committee or independent director of the board of directors, of independent advisors or of our management. Mrs. Goldman may decide in her judgment whether a response to any stockholder communication is necessary.

ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS

     All directors are welcome to attend the 2006 annual meeting of stockholders and it is expected that our lead independent director will be in attendance at every annual meeting of stockholders. At the 2005 annual meeting of stockholders, two of our directors were in attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2005, none of the members of the compensation committee were officers or employees of PCTEL while they served as members of the compensation committee. In addition, no executive officer of PCTEL served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

                                  PROPOSAL #2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

     Our audit committee has appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006. This appointment is being presented to our stockholders for ratification at the 2006 annual meeting of stockholders.

     Before selecting PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2006, our audit committee carefully considered the firm's qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established and its reputation for integrity and competence in the fields of accounting and auditing. The audit committee's review also included matters required to be considered under the SEC's rules on auditor independence, including the nature and extent of non-audit services, to ensure that PricewaterhouseCoopers LLP's independence will not be impaired.

     PricewaterhouseCoopers LLP has been conducting independent audits of our financial statements since May 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2006 annual meeting of stockholders. They will have the opportunity to address the audience at the meeting, and will be available to answer appropriate questions from stockholders.

SUMMARY OF FEES

     The following table summarizes the approximate aggregate fees billed to us or expected to be billed to us by our independent registered public accounting firm for our 2005 and 2004 fiscal years:

TYPE OF FEES                                             FISCAL YEAR 2005   FISCAL YEAR 2004
------------                                             ----------------   ----------------
Audit Fees(1)..........................................     $1,284,575         $  863,230
Audit-Related Fees(2)..................................             --                 --
Tax Fees(3)............................................             --            195,760
All Other Fees(4)......................................          1,500                 --
                                                            ----------         ----------
Total Fees.............................................     $1,286,075         $1,058,990
                                                            ==========         ==========

---------------

(1) Audit Fees -- These are fees for professional services performed by PricewaterhouseCoopers LLP for auditing our annual financial statements and reviewing our quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements. In fiscal 2005 and 2004, audit fees also include fees for professional services performed by PricewaterhouseCoopers LLP for the audits of management's assessment of the effectiveness of internal control over financial reporting.

(2) Audit-Related Fees -- These are fees for the assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company's financial statements. For fiscal 2005 and 2004, PricewaterhouseCoopers LLP did not perform any services that fell within this category.

(3) Tax Fees -- These are fees for professional services performed by PricewaterhouseCoopers LLP with respect to various advisory services related principally to tax preparation services and tax consultation services. In fiscal 2005, we engaged another audit firm to perform these services.

(4) All Other Fees -- These are fees for permissible services performed by PricewaterhouseCoopers LLP that do not fall within the above categories. For fiscal 2005, these fees were comprised of a subscription fee for an Internet-based system to access accounting disclosure information. For fiscal 2004, PricewaterhouseCoopers LLP did not perform any services that fell within this category.

PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES AND FEES

     Our audit committee reviewed and pre-approved all audit and non-audit fees for services provided by PricewaterhouseCoopers LLP and has determined that the firm's provision of such services to us during fiscal 2005 is compatible with and did not impair PricewaterhouseCoopers LLP's independence. It is the practice of the audit committee to consider and approve in advance all auditing and non-auditing services provided to us by our independent registered public accounting firm in accordance with the applicable requirements of the SEC.

VOTE REQUIRED AND RECOMMENDATION

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirement. However, our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. Notwithstanding the selection by the audit committee of PricewaterhouseCoopers LLP or stockholder ratification of that selection, the audit committee may direct the appointment of a new independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our best interest and in that of our stockholders. In the event of a negative vote on ratification, the audit committee will reconsider its selection.

     The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

                                  PROPOSAL #3

            APPROVAL OF THE 1997 STOCK PLAN AS AMENDED AND RESTATED

     The stockholders are being asked to approve an amendment and restatement of the 1997 Stock Plan (the "Stock Plan"), including an increase in the number of shares reserved for issuance under the Stock Plan as described below. The board of directors has approved the proposed amendment and restatement of the Stock Plan, subject to approval from the stockholders at this 2006 annual meeting. If the stockholders approve the amendment and restatement of the Stock Plan, it will replace the current version of our Stock Plan and our 1998 Director Option Plan (the "Director Plan"). If the Stock Plan is approved, no further awards will be made under the Director Plan, but it will continue to govern awards previously granted thereunder. If the stockholders do not approve the Stock Plan, the current Stock Plan and Director Plan will remain in effect through the remainder of their respective terms. Approval of the Stock Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at this 2006 annual meeting.

     The board of directors believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The board of directors believes that plans such as the Stock Plan increase our ability to achieve this objective, especially, in the case of the Stock Plan, by allowing for several different forms of long-term incentive awards, which the board of directors believes will help us to recruit, reward, motivate and retain talented personnel. The recent changes in the equity compensation accounting rules, which became effective for PCTEL in the first quarter of fiscal 2006, also make it important for us to have greater flexibility under our Stock Plan. As the new equity compensation accounting rules come into effect for all companies, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options.

CHANGES BEING MADE TO THE PLAN

     The following is a summary of some of the changes being made to the Stock
Plan:

     - The stockholders are being asked to approve a change in the number of shares of common stock authorized for issuance under the Stock Plan. The Stock Plan as originally adopted in 1997 provided for the issuance of 5,500,000 shares, plus an annual increase to be added on the first day of our fiscal year equal to the lesser of 700,000 shares, 4% of the outstanding shares on such date, or a lesser amount determined by the board of directors. The Stock Plan as amended eliminates the provision for automatic annual increases in the reserve. As a result, any future increases will require stockholder approval in accordance with the rules of The Nasdaq Stock Market.

     - The Stock Plan as amended provides that the maximum number of shares that may be issued under the Stock Plan after the effective date of the amendment is equal to the sum of (i) 2,300,000 shares, plus (ii) any shares returned (or that would have otherwise returned) to the Stock Plan on or after the date of approval of the amendment and restatement of the Stock Plan by the board of directors as a result of termination of options or repurchase of shares issued under the Stock Plan prior to the date of approval of the amendment and restatement of the Stock Plan by the board of directors, plus (iii) any shares returned (or that would have otherwise returned) to the Director Plan on or after the date of approval of the amendment and restatement of the Stock Plan by the board of directors as a result of termination of options or repurchase of shares issued under the Director Plan.

     - The Stock Plan currently allows for the grant of stock options, stock appreciation rights, and stock purchase rights (through which awards of restricted stock can be made). In addition to awards of stock options, stock appreciation rights and restricted stock, the amended and restated Stock Plan would permit the award of restricted stock units, performance units, performance shares, dividend equivalents, and other stock or cash awards as determined by the administrator of the Stock Plan.

     - The amended Stock Plan provides that shares used to pay the tax and exercise price of an award will not become available for future grant or sale under the Stock Plan. To the extent an award under the

       Stock Plan is paid out in cash rather than shares, the cash payment will not result in reducing the number of shares available for issuance under the Stock Plan.

     - The Stock Plan as amended provides that the per share exercise price of a nonstatutory stock option will be no less than 100% of the fair market value per share on the date of grant.

     - The amended Stock Plan provides that the administrator of the Stock Plan generally may not modify or amend an option or stock appreciation right to reduce the exercise price of such option or stock appreciation right after it has been granted, nor may the administrator of the Stock Plan cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price, unless, in either case, such action is approved by our stockholders.

     - The Stock Plan has been amended to add limitations to the number of shares that may be granted on an annual basis through individual awards. Additionally, specific performance criteria have been added to the Stock Plan so that the administrator of the Stock Plan may establish performance objectives upon achievement of which certain awards will vest or be issued, which in turn will allow PCTEL to receive income tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     - The Stock Plan has been amended to incorporate the provisions of the Director Plan. Under the amended and restated Stock Plan, each director who is not an employee of PCTEL (an "Outside Director") will automatically receive an option to purchase 15,000 shares on the date he or she first becomes an Outside Director and an option to purchase 10,000 shares on January 1 of each year, provided he or she has served as an Outside Director for at least the preceding six months.

     - The Stock Plan has been amended to specify the treatment of non-performance based awards in the event of a change in control of PCTEL. The amended and restated Stock Plan provides that in the event of the change in control of PCTEL, each outstanding award, other than awards which vest or are paid-out based upon the satisfaction of performance goals, will be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the awards, the participant will fully vest in and have the right to exercise all of his or her outstanding non-performance based awards, including shares as to which such awards would not otherwise be vested or exercisable, and all non-performance based restrictions on restricted stock will lapse. With respect to any restricted stock, restricted stock unit, performance share, performance unit, or other performance-based award which is not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. If the change in control occurs during a performance period, the participant will receive a pro-rated amount of the performance-based award based on the amount of time he or she was a service provider during the performance period before the change in control. If an award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the administrator of the Stock Plan will notify the participant in writing or electronically that the award will be fully vested and exercisable for fifteen days from the date of such notice, and the award will terminate upon the expiration of such period.

     - The Stock Plan has been amended to specify the treatment of awards granted to Outside Directors in the event of a change in control of PCTEL. The amended and restated Stock Plan provides that in the event of a change in control of PCTEL, an Outside Director will fully vest in and have the right to exercise all of his or her awards, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. The Outside Director will receive payment of a pro-rated amount of the performance shares, performance units, or other performance-based award that would have actually been earned had the Outside Director remained a service provider through the end of the performance period based on the amount of time the Outside Director was a service provider during the performance period before the change in control.

     The board of directors believes strongly that the approval of the amended and restated Stock Plan is essential to our continued success. In particular, we believe that our employees are PCTEL's most valuable assets and that the awards permitted under the Stock Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve PCTEL's goals.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 1997 STOCK PLAN, AS AMENDED AND RESTATED, INCLUDING AN INCREASE IN THE RESERVE OF SHARES UNDER THE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

SUMMARY OF THE 1997 STOCK PLAN, AS AMENDED AND RESTATED

     The following is a summary of the principal features of the amended and restated Stock Plan and its operation. The summary is qualified in its entirety by reference to the Stock Plan itself set forth in Appendix A.

     The Stock Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares, (vi) performance units, (vii) dividend equivalents, and (viii) other stock or cash awards. Each of these is referred to individually as an "Award." Those who will be eligible for Awards under the Stock Plan include employees, directors and consultants who provide services to PCTEL and its affiliates. As of April 17, 2006, approximately 390 employees, directors and consultants would be eligible to participate in the Stock Plan.

     Number of Shares of Common Stock Available Under the Stock Plan. The maximum aggregate number of shares that may be awarded and sold under the Stock Plan after the effective date of the amendment is equal to the sum of (i) 2,300,000 shares, plus (ii) any shares returned (or that would have otherwise returned) to the Stock Plan on or after the date of approval of the amendment and restatement of the Stock Plan by the board of directors as a result of termination of options or repurchase of shares issued under the Stock Plan prior to the date of approval of the amendment and restatement of the Stock Plan by the board of directors, plus (iii) any shares returned (or that would have otherwise returned) to the Director Plan on or after the date of approval of the amendment and restatement of the Stock Plan by the board of directors as a result of termination of options or repurchase of shares issued under the Director Plan. The shares may be authorized, but unissued, or reacquired common stock.

     If PCTEL declares a stock dividend or engages in a reorganization or other change in its capital structure, including a merger, the board of directors will have the discretion to adjust (i) the number of shares available for issuance under the Stock Plan, (ii) the number and price of shares subject to outstanding Awards, and (iii) the number of shares specified as per-person limits on Awards, as appropriate, to reflect the change.

     Administration of the Stock Plan. The board of directors or a committee of directors or of other individuals satisfying applicable laws and appointed by the board of directors will administer the Stock Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934. The committee members must also qualify as "outside directors" under
Section 162(m) of the Code (so that PCTEL can receive a federal tax deduction for certain compensation paid under the Stock Plan). Subject to the terms of the Stock Plan, the board of directors or its committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the Stock Plan and outstanding Awards. Notwithstanding the foregoing, the board of directors or committee may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price unless such action is approved by our stockholders. The board of directors or other committee administering the Stock Plan is referred to below as the "Administrator."

     Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the Stock Plan. The Administrator determines the number of shares subject to each option, although the Stock Plan provides that a participant may not receive options for more than 300,000 shares in any fiscal year, except in connection with his or her initial service as an employee, in which case he or she may be granted an option to purchase up to an additional 150,000 shares.

     The Administrator determines the exercise price of options granted under the Stock Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

     The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years.

     After a termination of service with PCTEL, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant's Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability.

     Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. PCTEL can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Stock Plan. The Administrator, subject to the terms of the Stock Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Stock Plan, provided, however, that the exercise price will not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 300,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 150,000 shares in connection with his or her initial service as an employee with PCTEL or its affiliates.

     After termination of service with PCTEL, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant's Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than cause, death, or disability, and
(ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

     Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals, or on the passage of time subject to the participant's continued service as an employee with PCTEL. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. On the date set forth in the Award agreement, the restricted stock for which restrictions have not lapsed will revert to PCTEL and again will become available for grant under the Stock Plan.

     The Award agreement will generally grant PCTEL a right to repurchase or reacquire unvested shares upon the termination of the participant's service with PCTEL for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 150,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 75,000 shares of restricted stock in connection with his or her initial service as an employee with PCTEL or its affiliates.

     Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Stock Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to PCTEL.

     The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of PCTEL, no participant may be granted more than 150,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 75,000 restricted stock units in connection with his or her initial employment with PCTEL or its affiliates.

     Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, after the grant of performance units or shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares.

     During any fiscal year, no participant will receive performance units having an initial value greater than $500,000. In addition, no participant will receive more than 150,000 performance shares during any fiscal year, except that a participant may be granted performance shares covering up to an additional 75,000 performance shares in connection with his or her initial employment with PCTEL. Performance units and performance shares will have an initial value equal to the fair market value of a share of our common stock on the date of grant.

     Dividend Equivalents. The Administrator may, in its discretion, include in any award agreement a dividend equivalent right entitling the participant to receive amounts equal to the dividends that would be paid, during the time any such Award is outstanding, on the shares of our common stock covered by such Award as if such shares were then outstanding. The participant of a dividend equivalent right will have only the rights of a general unsecured creditor until payment of such amount is made as specified in the applicable Award agreement.

     Performance Goals. The granting or vesting of Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Stock Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder's equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on equity; return on net assets; return on sales, revenue, sales growth; or total return to stockholders. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of PCTEL as a whole or a business unit of PCTEL and may be measured relative to a peer group or index.

     Option Awards to Outside Directors. Each Outside Director will automatically receive an option to purchase 15,000 shares on the date he or she first becomes an Outside Director and an option to purchase 10,000 shares on January 1 of each year, provided he or she has served as an Outside Director for at least the preceding six months. The options granted to Outside Directors will have an exercise price equal to the fair market value of our common stock on the date of grant and a term of ten years.

     Transferability of Awards. Awards granted under the Stock Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant's lifetime only to the participant.

     Change in Control. In the event of a change in control of PCTEL, each outstanding Award, other than Awards that vest or are paid-out based upon the satisfaction of performance goals, will be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Awards, the participant will fully vest in and have the right to exercise all of his or her outstanding non-performance based Awards, including shares as to which such Awards would not otherwise be vested or exercisable, and all non-performance based restrictions on restricted stock will lapse. With respect to any restricted stock, restricted stock unit, performance share, performance unit, or other performance-based Award which is not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. If the change in control occurs during a performance period, the participant will receive a pro-rated amount of the performance-based Award based on the amount of time he or she was a service provider during the performance period before the change in control. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the Award will be fully vested and exercisable for 15 days from the date of such notice, and the Award will terminate upon the expiration of such period.

     With respect to Awards granted to Outside Directors, in the event of a change of control of PCTEL, the Outside Director will fully vest in and have the right to exercise all of his or her Awards, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. The Outside Director will receive payment of a pro-rated amount of the performance shares, performance units, or other performance-based Award that would have actually been earned had the Outside Director remained a service provider through the end of the performance period based on the amount of time the Outside Director was a service provider during the performance period before the change in control.

     Amendment and Termination of the Stock Plan. The Administrator will have the authority to amend, alter, suspend or terminate the Stock Plan, except that stockholder approval will be required for any amendment to the Stock Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Stock Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and PCTEL. The Stock Plan will terminate in 2016, unless the board of directors terminates it earlier.

NUMBER OF AWARDS GRANTED TO EMPLOYEES, CONSULTANTS, AND DIRECTORS

     The number of Awards that an employee, director or consultant may receive under the Stock Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of common stock subject to Awards granted under the Stock Plan and the Director Plan during the last fiscal year, and (b) the average per share exercise price or value of such Awards.

                                             NUMBER OF                         NUMBER OF
                                              SHARES           AVERAGE         SHARES OF       VALUE OF
                                            UNDERLYING        PER SHARE       RESTRICTED      RESTRICTED
NAME OF INDIVIDUAL OR GROUP               OPTIONS GRANTED   EXERCISE PRICE   STOCK GRANTED   STOCK GRANTS
---------------------------               ---------------   --------------   -------------   ------------
Martin H. Singer, Chief Executive
  Officer, Chairman of the Board........      100,000           $9.09           118,200       $1,012,726
John W. Schoen, Chief Financial Officer
  and Secretary.........................           --              --            59,900       $  452,207
Jeffrey A. Miller, Vice President,
  Global Sales..........................           --              --            40,300       $  307,039
Biju Nair, Vice President and General
  Manager, Mobility Solutions Group.....           --              --            40,300       $  307,039
Steven L. Deppe, Vice President and
  General Manager, Antenna Products
  Group.................................           --              --            26,000       $  191,360
All executive officers, as a group......      100,000           $9.09           284,700       $2,270,371
All directors who are not executive
  officers, as a group..................       60,000           $7.93             5,668       $   63,993
All employees who are not executive
  officers, as a group..................      378,850           $8.30           374,100       $2,841,958

FEDERAL TAX ASPECTS

     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and PCTEL of Awards granted under the Stock Plan. Tax consequences for any particular individual may be different.

     Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of PCTEL is subject to tax withholding by PCTEL. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

     Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

     Dividend Equivalent Awards. A participant generally will recognize ordinary compensation income each time a dividend is paid pursuant to the dividend equivalent rights Award equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend.

     Tax Effect for PCTEL. PCTEL generally will be entitled to a tax deduction in connection with an Award under the Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Stock Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Stock Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based compensation for purposes of satisfying the conditions of
Section 162(m), thereby permitting PCTEL to continue to receive a federal income tax deduction in connection with such Awards.

     Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual's distribution commence no earlier than six months after such officer's separation from service.

     Awards granted under the Stock Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued final regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the Stock Plan) are not entirely clear.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND PCTEL WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2006 by:

     - Each stockholder known by us to beneficially own more than 5% of our common stock;

     - Each of our directors, including director nominees;

     - Each of our executive officers named in the summary compensation table on page 26;

     - And all of our directors and executive officers as a group, including director nominees.

     Beneficial ownership is determined based on the rules of the SEC. Percent of beneficial ownership is based upon 21,559,921 shares of our common stock outstanding as of March 31, 2006. In addition, shares of common stock that are exercisable as of March 31, 2006 or will become exercisable on or before May 30, 2006 (60 days subsequent to March 31), are treated as outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of such person and are listed below under the "Number of Shares Underlying Options" column below, but those option shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe the stockholders listed below have sole voting or investment power with respect to all shares listed beside each stockholder's name, subject to applicable community property laws.

                                                                                               PERCENT OF
                                                    NUMBER OF     NUMBER OF       TOTAL          SHARES
                                                      SHARES        SHARES        SHARES      BENEFICIALLY
                                                   BENEFICIALLY   UNDERLYING   BENEFICIALLY      OWNED
BENEFICIAL OWNERS                                     OWNED        OPTIONS        OWNED           (%)
-----------------                                  ------------   ----------   ------------   ------------
5% STOCKHOLDERS
  Entities affiliated with Dimensional Fund
     Advisors Inc. ..............................   1,821,658            --     1,821,658          8.4%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401(1)
  Royce & Associates LLC.........................   1,771,400            --     1,771,400          8.2%
     1414 Avenue of the Americas
     New York, NY 10019(2)
  Whitman Capital, LLC/Whitman Partners, LP......   1,438,557            --     1,438,557          6.7%
     525 University Avenue, Suite 701
     Palo Alto, CA 94301(3)
  Entities and persons affiliated with Gruber &
     McBaine Capital Management, LLC.............   1,430,746            --     1,430,746          6.7%
     50 Osgood Place, Penthouse
     San Francisco, CA 94133(4)
DIRECTORS AND NAMED EXECUTIVE OFFICERS
  Martin H. Singer(5)............................     353,478       526,850       880,328          4.1%
  John W. Schoen.................................     200,286       180,125       380,411          1.8%
  Jeffrey A. Miller(6)...........................     139,633       206,582       346,215          1.6%
  Biju Nair......................................     155,870       186,167       342,037          1.6%
  Steve Deppe....................................      72,683       150,000       222,683          1.0%
  Giacomo Marini.................................      33,212        50,000        83,212             *
  Richard C. Alberding(7)........................       3,027        57,500        60,527             *
  Carl A. Thomsen(8).............................       3,703        50,000        53,703             *
  Brian J. Jackman...............................       3,467        42,500        45,967             *
  John R. Sheehan(9).............................       1,681        35,000        36,681             *
  Steven D. Levy(10).............................          --        15,000        15,000             *
  All directors, director nominees and current
     executive officers as a group (11
     persons)....................................     967,040     1,484,724     2,451,764        10.07%

---------------

  *  Less than 1% of the outstanding shares of common stock.

 (1) Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors Inc. ("Dimensional") on February 6, 2006. Dimensional, in its capacity as an investment advisor, possesses sole dispositive control and voting power over such shares, which are held of record by its clients. Dimensional disclaims beneficial ownership of all of such shares.

 (2) Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Royce & Associates LLC on January 31, 2006. Royce & Associates LLC, in its capacity as an investment advisor, possesses sole dispositive control and voting power over such shares.

 (3) Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Whitman Capital, LLC/Whitman Partners LP ("Whitman") on February 15, 2006. According to such
     Schedule 13G/A, Whitman possesses sole dispositive control and voting power over such shares.

 (4) Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G filed with the SEC by Gruber & McBaine Capital Management, LLC ("Gruber & McBaine") on February 13, 2006. According to such Schedule 13G, Gruber & McBaine, Jon D. Gruber, J. Patterson McBride and Eric B. Swergold each has shared dispositive control and voting power with respect to 1,163,945 of such shares. In addition, sole dispositive control and voting power is held by Mr. Gruber with respect to 227,976 of such shares, by Mr. McBaine with respect to 30,500 of such shares, and by Mr. Swergold with respect to 8,325 of such shares.

 (5) Includes 1,000 shares of common stock held by the Andrea Singer Trust, 112,386 shares of common stock held by the Martin Singer Trust, 2,500 shares held by Martin and Andrea Singer jointly and 18 shares held by his son.

 (6) Includes 38,260 shares of common stock held by the Lorena Miller Trust.

 (7) Includes 2,034 shares of common stock held by the Alberding Family Trust.

 (8) Includes 3,703 shares of common stock held by the Thomsen Family Trust.

 (9) Includes 498 shares of common stock held the Two Rivers Associates LLC ("Two Rivers"). Mr. Sheehan is the Managing Director of Two Rivers.

(10) Mr. Levy was appointed as a member of our board of directors in March 2006.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table presents the compensation earned, awarded or paid for services rendered to us in all capacities for the fiscal years ended December 31, 2005, 2004 and 2003, respectively, by our chief executive officer and our other executive officers whose salary and bonus for fiscal 2005 exceeded $100,000. We refer to these individuals elsewhere in this proxy as "named executive officers." Bonuses for a given fiscal year include bonuses earned and paid in that fiscal year as well as bonuses earned in that fiscal year but paid in subsequent years. No dividends will be paid on any of the shares of restricted stock granted to the named executive officers as described below.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                   COMPENSATION AWARDS
                                                                -------------------------
                                                                               SECURITIES
                                       ANNUAL COMPENSATION      RESTRICTED     UNDERLYING    ALL OTHER
                             FISCAL   ----------------------      STOCK         OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY ($)   BONUS ($)    AWARDS ($)        (#)           ($)
---------------------------  ------   ----------   ---------    ----------     ----------   ------------
Martin H. Singer..........    2005     $350,000    $509,998(1)  $1,012,726(2)   100,000       $ 22,748(3)
  Chief Executive Officer     2004      385,000     196,607        466,000(4)   100,000         45,712
  and Chairman of the Board   2003      367,500     302,281        580,000(5)   160,000         41,906
John W. Schoen............    2005      215,000     193,498(6)     452,207(7)        --         20,468(8)
  Chief Financial Officer     2004      225,000      84,380        371,400(9)    67,000         33,712
                              2003      222,083     131,161             --       50,000         31,501
Jeffrey A. Miller.........    2005      205,000     127,537(10)    307,039(11)       --         20,468(8)
  Vice President, Global      2004      213,333      58,450        309,500(12)   52,000         33,712
  Sales                       2003      203,750     120,117             --       40,000         31,501
Biju Nair.................    2005      205,000     112,047(13)    307,039(11)       --         20,668(14)
  Vice President and
  General                     2004      213,333      56,440        309,500(12)   62,000         34,112
  Manager, Mobility           2003      203,750     120,117             --       40,000         31,515
  Solutions Group
Steven L. Deppe(15).......    2005      239,961     169,548(16)    191,360(17)       --         28,226(18)
  Vice President and
  General                     2004      229,000     124,000        267,500(19)  150,000         25,844
  Manager, Antenna Products   2003           --          --             --           --             --
  Group

---------------

 (1) For fiscal 2005, the executive was awarded a bonus that consisted of 67,460 shares of common stock. The closing sales price of our common stock on February 27, 2006, the day immediately prior to the date of the award, as reported by The Nasdaq Stock Market was $7.56.

 (2) The executive was awarded 53,200 shares of restricted common stock on January 1, 2005. The closing sales price of our common stock on December 31, 2004 as reported by The Nasdaq Stock Market was $7.93. Our repurchase right with respect to 20% of the shares shall lapse on November 1 of each year beginning on November 1, 2005 such that our repurchase right shall lapse with respect to all such shares on November 1, 2009. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $466,032. In addition, the executive was awarded 65,000 shares of restricted common stock on August 1, 2005. The closing sales price of our common stock on August 1, 2005 as reported by The Nasdaq Stock Market was $9.09. Our repurchase right with respect to 100% of the shares shall lapse on July 1, 2010. Our repurchase right may be accelerated prior to July 1, 2010 based on company performance. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $569,400.

 (3) Other compensation for fiscal 2005 consisted of (i) $688 in premiums paid for term life insurance, (ii) $11,580 in premiums for health insurance,
     (iii) $8,200 in matching contributions under our 401(k) plan and (iv) $2,280.00 in matching contributions under our executive deferred compensation plan.

 (4) The executive was awarded 40,000 shares of restricted common stock on July 1, 2004. The closing sales price of our common stock on July 1, 2004 as reported by The Nasdaq Stock Market was $11.65. Our repurchase right with respect to 20% of the shares shall lapse on August 1 of each year beginning on August 1, 2005 such that our repurchase right shall lapse with respect to all such shares on August 1, 2009. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $350,400.

 (5) The executive was awarded 50,000 shares of restricted common stock on September 2, 2003. The closing sales price of our common stock on September 2, 2003 as reported by The Nasdaq Stock Market was $11.60. Our repurchase right with respect to 100% of the shares shall lapse on August 1, 2008. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $438,000.

 (6) For fiscal 2005, the executive was awarded a bonus that consisted of 25,595 shares of common stock. The closing sales price of our common stock on February 27, 2006, the day immediately prior to the date of the award, as reported by The Nasdaq Stock Market was $7.56.

 (7) The executive was awarded 19,900 shares of restricted common stock on January 1, 2005. The closing sales price of our common stock on December 31, 2004 as reported by The Nasdaq Stock Market was $7.93. Our repurchase right with respect to 20% of the shares shall lapse on November 1 of each year beginning on November 1, 2005 such that our repurchase right shall lapse with respect to all such shares on November 1, 2009. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $174,324. In addition, the executive was awarded 40,000 shares of restricted common stock on March 7, 2005. The closing sales price of our common stock on March 7, 2005 as reported by The Nasdaq Stock Market was $7.36. Our repurchase right with respect to 20% of the shares shall lapse on February 11 of each year beginning on February 11, 2006 such that our repurchase right shall lapse with respect to all such shares on February 11, 2010. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $350,400.

 (8) Other compensation for fiscal 2005 consisted of (i) $688 in premiums paid for term life insurance, (ii) $11,580 in premiums for health insurance, and
     (iii) $8,200 in matching contributions under our 401(k) plan.

 (9) The executive was awarded 30,000 shares of restricted common stock on February 11, 2004. The closing sales price of our common stock on February 11, 2004 as reported by The Nasdaq Stock Market was $12.38. Our repurchase right with respect to 20% of the shares shall lapse on February 11 of each year beginning on February 11, 2005 such that our repurchase right shall lapse with respect to all such shares on February 11, 2009. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $262,800.

(10) For fiscal 2005, the executive was awarded a bonus that consisted of 16,870 shares of common stock. The closing sales price of our common stock on February 27, 2006, the day immediately prior to the date of the award, as reported by The Nasdaq Stock Market was $7.56.

(11) The executive was awarded 18,300 shares of restricted common stock on January 1, 2005. The closing sales price of our common stock on December 31, 2004 as reported by The Nasdaq Stock Market was $7.93. Our repurchase right with respect to 20% of the shares shall lapse on November 1 of each year beginning on November 1, 2005 such that our repurchase right shall lapse with respect to all such shares on November 1, 2009. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $160,308. In addition, the executive was awarded 22,000 shares of restricted common stock on March 7, 2005. The closing sales price of our common stock on March 7, 2005 as reported by The Nasdaq Stock Market was $7.36. Our repurchase right with respect to 20% of the shares shall lapse on February 11 of each year beginning on February 11, 2006 such that our repurchase right shall lapse with respect to all such shares on February 11, 2010. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $192,720.

(12) The executive was awarded 25,000 shares of restricted common stock on February 11, 2004. The closing sales price of our common stock on February 11, 2004 as reported by The Nasdaq Stock Market was $12.38. Our repurchase right with respect to 20% of the shares shall lapse on February 11 of each year beginning on February 11, 2005 such that our repurchase right shall lapse with respect to all such shares on February 11, 2009. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $219,000.

(13) For fiscal 2005, the executive was awarded a bonus that consisted of 14,821 shares of common stock. The closing sales price of our common stock on February 27, 2006, the day immediately prior to the date of the award, as reported by The Nasdaq Stock Market was $7.56.

(14) Other compensation for fiscal 2005 consisted of (i) $688 in premiums paid for term life insurance, (ii) $11,580 in premiums for health insurance,
     (iii) $8,000 in matching contributions under our 401(k) plan, and (iv) $400 in matching contributions under our executive deferred compensation plan.

(15) Mr. Deppe joined the company in January 2004 as a result of the acquisition of MAXRAD.

(16) For fiscal 2005, the executive was awarded a bonus that consisted of 22,427 shares of common stock. The closing sales price of our common stock on February 27, 2006, the day immediately prior to the date of the award, as reported by The Nasdaq Stock Market was $7.56.

(17) The executive was awarded 26,000 shares of restricted common stock on March 7, 2005. The closing sales price of our common stock on March 7, 2005 as reported by The Nasdaq Stock Market was $7.36. Our repurchase right with respect to 20% of the shares shall lapse on February 11 of each year beginning on February 11, 2006 such that our repurchase right shall lapse with respect to all such shares on February 11, 2010. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $227,760.

(18) Other compensation for fiscal 2005 consisted of (i) $471 in premiums paid for term life insurance, (ii) $10,555 in premiums for health insurance,
     (iii) $8,200 in matching contributions under our 401(k) plan, and (iv) a $9,000 car allowance.

(19) The executive was awarded 25,000 shares of restricted common stock on January 2, 2004. The closing sales price of our common stock on January 2, 2004 as reported by The Nasdaq Stock Market was $10.70. Our repurchase right with respect to 100% of the shares shall lapse on January 2, 2006. Based on the $8.76 closing sales price of our common stock as reported by The Nasdaq Stock Market on December 30, 2005, the value of the executive's shares on such date was $219,000.

                     OPTION GRANTS DURING LAST FISCAL YEAR

     The following table shows information regarding stock options granted to the named executive officers during fiscal year 2005. Potential realizable values with respect to such options are computed by:

     - Multiplying the number of shares of common stock underlying each option by the exercise price,

     - Assuming that the total stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option, and

     - Subtracting from that result the total option exercise price.

     The 5% and 10% annual return rate is based on the rules of the SEC and do not reflect projections or estimates of future stock price growth. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

     The percentage of total options is based on an aggregate of 538,850 options granted by us to our employees, directors and consultants, including the named executive officers, during fiscal 2005. We did not grant any options under our 2001 Nonstatutory Stock Option Plan in fiscal 2005. The 538,850 shares of common stock subject to options granted in fiscal 2005 does not include 667,436 shares of common stock awarded to our employees and directors, including the named executive officers, pursuant to restricted stock grants made in fiscal 2005. See the summary compensation table on page 26 for a discussion of the restricted stock awards that were made to our named executive officers.

     The per share exercise price of stock option grants is equal to the closing sales price of our common stock as reported by The Nasdaq National Market on the date of grant.

                                                                                       POTENTIAL REALIZABLE
                                          PERCENT OF TOTAL                               VALUE AT ASSUMED
                             NUMBER OF        OPTIONS                                  ANNUAL RATES OF STOCK
                            SECURITIES       GRANTED TO                               APPRECIATION FOR OPTION
                            UNDERLYING       EMPLOYEES       EXERCISE                        TERM ($)
                              OPTIONS      DURING PERIOD     PRICE PER   EXPIRATION   -----------------------
NAME                        GRANTED (#)         (%)          SHARE($)       DATE         5%           10%
----                        -----------   ----------------   ---------   ----------   ---------   -----------
Martin H. Singer..........    100,000          18.56           9.09       8/1/2015     571,665     1,448,712
John W. Schoen............         --             --             --             --          --            --
Jeffrey A. Miller.........         --             --             --             --          --            --
Biju Nair.................         --             --             --             --          --            --
Steven L. Deppe...........         --             --             --             --          --            --

AGGREGATE OPTION EXERCISES DURING LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table presents information regarding the named executive officers concerning option exercises for fiscal 2005 and exercisable and unexercisable options held by such individuals as of December 31, 2005. The "Value Realized" on option exercises is equal to the difference between the closing sales price of our common stock as reported by The Nasdaq National Market on the date of exercise less the option exercise price. The "Value of Unexercised In-the-Money Options at December 31, 2005" is based on a price of $8.76, the closing sales price of our common stock on December 30, 2005 as reported by The Nasdaq National Market, minus the weighted average per share exercise price of options with an exercise price less than $8.76 per share held by such named executive officer, multiplied by the aggregate number of shares underlying the unexercised options held by such officer. The option exercise information in the table does not include the 284,700 shares of common stock awarded to our named executive officers in fiscal 2005. Please see the summary compensation table on page 26 for more information regarding the restricted stock awards made to named executive officers in fiscal 2005.

                                                            NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                          SHARES                              DECEMBER 31, 2005                     DECEMBER 31, 2005
                       ACQUIRED ON       VALUE       -----------------------------------   -----------------------------------
                       EXERCISE (#)   REALIZED ($)   EXERCISABLE (#)   UNEXERCISABLE (#)   EXERCISABLE ($)   UNEXERCISABLE ($)
                       ------------   ------------   ---------------   -----------------   ---------------   -----------------
Martin H. Singer.....          --             --         510,183            127,917            502,759            54,051
John W. Schoen.......          --             --         169,917             19,583            112,217            35,549
Jeffrey A. Miller....          --             --         200,333             16,667            156,149            29,251
Biju Nair............          --             --         176,167             17,500             55,125            27,226
Steven L. Deppe......          --             --         150,000                 --                 --                --

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2005 about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, including our 1997 Stock Plan, 1998 Director Stock Option Plan, 1998 Employee Stock Purchase Plan and 2001 Nonstatutory Stock Option Plan.

                                                                                      NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE FOR
                                      NUMBER OF SECURITIES     WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                          TO BE ISSUED        EXERCISE PRICE OF       EQUITY COMPENSATION
                                        UPON EXERCISE OF     OUTSTANDING OPTIONS,       PLANS (EXCLUDING
                                      OUTSTANDING OPTIONS    WARRANTS AND RIGHTS    SECURITIES REFLECTED IN
PLAN CATEGORY                            AND RIGHTS (#)              ($)             THE FIRST COLUMN) (#)
-------------                         --------------------   --------------------   ------------------------
Equity compensation plans approved
  by security holders(1)............       3,693,654(3)             $9.68(3)               3,373,279(4)
Equity compensation plans not
  approved by security holders(2)...         419,227                $8.28                    268,534(5)
                                           ---------                -----                  ---------
TOTAL...............................       4,112,881                $9.86                  3,641,813
                                           =========                =====                  =========

---------------

(1) Comprised of our 1997 Stock Plan, 1998 Director Stock Option Plan and 1998 Employee Stock Purchase Plan.

(2) Comprised of our 2001 Nonstatutory Stock Option Plan and options to purchase 150,000 shares of our common stock granted outside of a formalized plan to each of John W. Schoen and Jeffrey A. Miller on November 15, 2001 in connection with their initial employment with us. Under the terms of our 2001 Nonstatutory Stock Option Plan, no options may be granted under such plan to our officers or directors. A description of the material terms of our 2001 Nonstatutory Stock Option Plan is provided below.

(3) We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under our 1998 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under our 1998 Employee Stock Purchase Plan. The 1998 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock at the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(4) This number includes 1,461,992 shares available for future issuance under our 1997 Stock Plan, 130,000 shares available for future issuance under our 1998 Director Stock Option Plan and 1,781,287 shares available for future issuance under our 1998 Employee Stock Purchase Plan as of December 31, 2005. In addition, the 1997 Stock Plan provides that the number of securities available for issuance under such plan shall automatically increase on the first day of each fiscal year by the lesser of (i) 700,000 shares, (ii) 4% of the outstanding shares on such date or (iii) a lesser amount determined by the board of directors. The 1998 Employee Stock Purchase Plan provides that the number of securities available for issuance under such plan shall automatically increase on the first day of each fiscal year by the lesser of (i) 350,000 shares, (ii) 2% of the outstanding shares on such date or (iii) a lesser amount determined by the board of directors.

(5) All such shares are available for future issuance under our 2001 Nonstatutory Stock Option Plan.

2001 NONSTATUTORY STOCK OPTION PLAN

     In August 2001, our board of directors approved the 2001 Nonstatutory Stock Option Plan. The 2001 Nonstatutory Stock Option Plan has not been submitted to our stockholders for approval.

     The material terms of the Nonstatutory Stock Option Plan are summarized as follows:

PURPOSE

     The purposes of the 2001 Nonstatutory Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

ELIGIBILITY TO PARTICIPATE IN THE 2001 NONSTATUTORY STOCK OPTION PLAN

     Nonstatutory stock options may be granted to our consultants and our employees who are not officers or directors.

NUMBER OF SHARES COVERED BY THE 2001 NONSTATUTORY STOCK OPTION PLAN

     Our board of directors reserved 750,000 shares of our common stock for issuance under the 2001 Nonstatutory Stock Option Plan. As of December 31, 2005, options to acquire 419,227 shares were outstanding under the 2001 Nonstatutory Stock Option Plan, out of the 750,000 shares reserved for issuance, and 268,534 shares remained available for future issuance. Pursuant to the rules of The Nasdaq Stock Market, the board of directors will not make further amendments to the 2001 Nonstatutory Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance without stockholder approval.

AWARDS PERMITTED UNDER THE 2001 NONSTATUTORY STOCK OPTION PLAN

     The 2001 Nonstatutory Stock Option Plan authorizes the granting of nonstatutory stock options only.

TERMS OF OPTIONS

     The exercise price and term of an option will be determined by the administrator of the plan, which is the board of directors or its appointed committee. Payment of the exercise price may be made by cash, check, promissory note, other shares of our common stock, cashless exercise, a reduction in the amount of any company liability to the optionee, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only according to the terms of the plan and under the conditions the board of directors or its appointed committee may establish. If an optionee's employment terminates for any reason, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the board of directors or its appointed committee up to the remainder of the option's term.

CAPITAL CHANGES

     The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations or other changes in capitalization as described in the 2001 Nonstatutory Stock Option Plan.

MERGER OR CHANGE OF CONTROL

     In the event of a merger of our company with or into another corporation or the sale of substantially all of our assets, each outstanding option under the 2001 Nonstatutory Stock Option Plan must be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

TERMINATION AND AMENDMENT

     The 2001 Nonstatutory Stock Option Plan provides that the board of directors may at any time amend or terminate the 2001 Nonstatutory Stock Option Plan, but no amendment or termination of the 2001 Nonstatutory Stock Option Plan may impair the rights of any optionee under the 2001 Nonstatutory Stock Option Plan without the written consent of the optionee. Notwithstanding the foregoing, the rules of The Nasdaq Stock Market require stockholder approval of all material amendments to the 2001 Nonstatutory Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 2005, we have not entered into any transactions or series of similar transactions in which the amount exceeds $60,000, and in which any director, executive officer, nominee for election as a director, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the change in control arrangements and employment agreements with the named executive officers that are described under "Employment Agreements and Change in Control Arrangements" on page 33.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, except as noted below, we believe that during fiscal 2005 all of our executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements.

     Richard C. Alberding, Richard D. Gitlin, Brian J. Jackman, John R. Sheehan, Carl A. Thomsen and Giacomo Marini were each delinquent in the filing of a Form 4 relating to the acquisition of an option to purchase shares of our common stock under our 1998 Director Option Plan.

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

MANAGEMENT RETENTION AGREEMENTS

     In March 2000, our board of directors authorized the implementation of a management retention program with members of our management and certain other key employees. Upon the involuntary termination of such individual's employment within 12 months following a change of control transaction such as a merger or sale of our company or the sale of all or substantially all of the company's assets, such executive officers and key employees will receive the following benefits:

     - Chief Executive Officer: cash severance equal to (i) 200% of annual compensation plus (ii) 100% of targeted bonus compensation and 12 months of continued health benefits;

     - Vice-Presidents: cash severance equal to (i) 150% of annual compensation plus (ii) 100% of targeted bonus compensation and 12 months of continued health benefits;

     - Director-level and other key employees: cash severance equal to (i) 75% of annual compensation plus (ii) 100% of targeted bonus compensation and 12 months of continued health benefits.

     In addition, the vesting with respect to all equity awards held by the participants in our management retention program will accelerate so such equity awards shall become fully vested. To date, the participants in the program at the director level or below have not been designated. Each of our named executive officers has entered into a management retention agreement.

EMPLOYMENT AGREEMENTS

     In addition to our standard form of confidentiality agreement prohibiting the disclosure of any of our confidential or proprietary information and providing that, upon termination, the former employee will not solicit our employees, we have executed employment agreements with the following named executive officers:

     Martin H. Singer. Martin H. Singer is our Chief Executive Officer and Chairman of the Board and we entered into an original employment agreement with Dr. Singer in October 2001, which was subsequently amended. In January 2006, we entered into an amended and restated employment agreement with Dr. Singer that supersedes the original agreement, as amended. The principal purposes of the amendment and restatement of the employment agreement in January 2006 were (i) to delay the payment of any severance benefits for six months and a day, if required in accordance with recently published Treasury Regulations under
Section 409A of the Code, and (ii) to eliminate the post-retirement healthcare benefits for Dr. Singer and his family that were previously included in his agreement. In addition, in March 2006, we eliminated one of the bonus plans that was previously included in his agreement. Our current amended and restated employment agreement with Dr. Singer provides for a term of employment through 2008 and annual base compensation that is reviewed and adjusted annually by our compensation committee and board of directors. Under the terms of the agreement, Dr. Singer is entitled to receive an annual bonus equal to an amount up to 100% of his then-current base salary, based on individual performance and the attainment of specified corporate objectives.

     The agreement further provides that in the event Dr. Singer's employment is involuntarily terminated by PCTEL (other than for cause, death or disability) or voluntarily by Dr. Singer for good reason (other than following a change of control where the benefits to be received under such scenario are governed by the management retention agreements described above), Dr. Singer will receive 24 months continued salary, 100% of targeted bonus compensation for the fiscal year in which such termination occurs, up to 18 months continued health benefits and accelerated vesting with respect to his equity awards for the number of shares that would have vested, or been released from our repurchase right, had Dr. Singer continued his employment with us for an additional 12 months following his termination date.

     John W. Schoen. In November 2001, John W. Schoen joined us initially as our Chief Financial Officer, Chief Operating Officer and Corporate Secretary. Mr. Schoen's "at-will" employment agreement sets forth his annual salary and targeted bonus compensation, which is subject to certain milestones. Such employment agreement also provides that in the event Mr. Schoen's employment is involuntarily terminated other than for cause (other than following a change of control where the benefits to be received under such scenario are governed by the management retention agreements referenced above), Mr. Schoen will receive 12 months continued salary, up to 12 months continued health benefits and continued vesting with respect to his equity awards for the 12 months following his termination date.

     Jeffrey A. Miller. In November 2001, Jeffrey A. Miller joined us initially as our Vice President, Engineering and Development. Mr. Miller's "at-will" employment agreement sets forth his annual salary and targeted bonus compensation, which is subject to certain milestones. Such employment agreement also provides that in the event Mr. Miller's employment is involuntarily terminated other than for cause (other than following a change of control where the benefits to be received under such scenario are governed by the management retention agreements referenced above), Mr. Miller will receive 12 months continued salary, up to 12 months continued health benefits and continued vesting with respect to his equity awards for the 12 months following his termination date.

     Biju Nair. In August 2005, we entered into a letter agreement with Biju Nair, our Vice President and General Manager, Mobility Solutions Group, that sets forth severance benefits for Mr. Nair. Our letter agreement with Mr. Nair provides that in the event Mr. Nair's employment is (i) involuntarily terminated by PCTEL other than for cause, death or disability, or (ii) voluntarily terminated by Mr. Nair for good reason (in both cases other than within 12 months following a change of control where the benefits to be received under such scenario are governed by the management retention agreements referenced above), Mr. Nair will receive 12 months continued salary, up to 12 months continued health benefits, and accelerated vesting with respect to the number of unvested shares that would have become vested if Mr. Nair's employment with PCTEL had continued for an additional 12 months following his termination.

     Steven L. Deppe. The board of directors has approved severance benefits for Steven L. Deppe, our Vice President and General Manager, Antenna Products Group, which are substantially similar to those of Mr. Nair, but we have not yet entered into a formal written agreement with Mr. Deppe to memorialize this arrangement.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed "filed" with the SEC or "soliciting material" under the Exchange Act, and shall not be incorporated by reference into any such filings.

     The audit committee of our board of directors was formed in March 2000 and consists of Mr. Thomsen, Mr. Alberding and Mr. Marini, each of whom meets the Nasdaq independence and experience requirements. The audit committee operates under a written charter. Upon the recommendation of the audit committee, the board of directors adopted the original charter for the audit committee in August 1999, and last amended the charter for the audit committee in November 2004.

     The audit committee reviews the procedures of management for the design, implementation and maintenance of a comprehensive system of disclosure controls and procedures focused on the accuracy of our financial statements and the integrity of our financial reporting systems and disclosure contained in our periodic reports. As part of this review, the audit committee discusses with management and our independent auditors their evaluation of the effectiveness of our internal control over financial reporting, including improvements to our internal control that may be warranted. The audit committee provides our board of directors with the results of the committee's examinations and recommendations and reports to the board of directors as the committee may deem necessary to make the board aware of significant financial matters that require the board's attention.

     The audit committee does not conduct auditing reviews or procedures. The audit committee relies on management's representation that our financial statements have been prepared accurately and in conformity with United States generally accepted accounting principles and on the representations of the independent auditors included in their report on our financial statements and on the effectiveness of our internal control over financial reporting. The audit committee has also adopted a written policy that is intended to encourage our employees to bring to the attention of management and the audit committee any complaints regarding the integrity of our internal financial controls or the accuracy or completeness of financial or other information related to our financial statements.

     The audit committee reviews reports and provides guidance to our independent registered public accounting firm with respect to their annual audit and approves in advance all audit and non-audit services provided by our independent registered public accounting firm in accordance with applicable regulatory requirements. The audit committee also considers, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining the independence of the external auditors.

     In accordance with its responsibilities, the audit committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2005 and the process designed to achieve compliance with
Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS No. 61, Communication with Audit Committees. The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP its independence.

     Based on these reviews and discussions, the audit committee recommended to our board of directors that our audited financial statements for the year ended December 31, 2005 be included in our Annual Report on Form 10-K.

                                          Respectfully submitted by:

                                          THE AUDIT COMMITTEE

                                          Carl A. Thomsen (Chair)
                                          Richard C. Alberding
                                          Giacomo Marini

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the compensation committee of the board of directors shall not be deemed "filed" with the SEC or "soliciting material" under the Exchange Act, and shall not be incorporated by reference into any such filings.

     The compensation committee of our board of directors was formed in March 2000 and currently consists of Mr. Alberding, Mr. Sheehan and Mr. Jackman, each of whom is an independent, non-management director of the company. Members of management, including the Company's Chief Executive Officer, Vice President of Finance and Vice President of Human Resources, are invited by the committee to observe and participate in committee meetings from time to time.

     The original charter of the compensation committee was adopted by the board of directors in August 1999 and has been modified from time to time, most recently in March 2005, to clarify the responsibilities of the committee in recognition of our corporate governance needs as well as current industry requirements and practices. The charter of our committee is located on the company's website (www.PCTEL.com) in the "Corporate Governance" section under "Investor Relations."

     The committee maintains minutes of its meetings, and reports to the board of directors on at least a quarterly basis to make the board aware of significant matters that require the board's attention.

RESPONSIBILITIES OF THE COMMITTEE

     Acting on behalf of the board of directors, the compensation committee's responsibilities include the following:

     - Reviewing the performance of the chief executive officer, taking into consideration the performance evaluations conducted through our nominating and governance committee with the other members of the board;

     - Reviewing the performance of our other executive officers;

     - Recommending to the board of directors the total compensation package for the chief executive officer and determining the compensation for the other executive officers;

     - Providing guidance with respect to the compensation philosophies and goals for all of our employees, including the chief executive officer and other executive officers;

     - Administering our employee stock option and employee stock purchase plans, including determining eligibility and the number and type of options to be granted and the terms of such grants; and

     - Reviewing and recommending to the board of directors general equity and cash compensation incentives for the outside directors on the board.

COMPENSATION PHILOSOPHY

     Our philosophy in setting compensation policies for executive and corporate officers is to maximize stockholder value over time. The primary goals of our executive compensation program are, therefore:

     - To closely align the interests of the executive and corporate officers with those of our stockholders.

     - To maintain a significant portion of each executive's total compensation at risk and tied to our achievement of financial, organizational and management performance goals.

     - To offer competitive compensation opportunities that give us the ability to attract and retain executives whose skills are critical to our long-term success, motivate individuals to perform at their highest level, and reward outstanding achievement.

     - To provide rewards for superior individual and corporate performance, and negative incentives for inadequate performance.

     To achieve these goals, the compensation committee has established an executive compensation program primarily consisting of cash compensation, stock options, restricted stock grants and other compensation and benefit programs generally available to other employees.

     It is our committee's practice to review at least annually all components of compensation for our executive officers to ensure that the amount and structure of total compensation for each officer is consistent with our compensation philosophies and objectives. This review also enables our committee to compare the relationship that exists between the total compensation we pay to our chief executive officer to compensation levels with our other executive officers and other managers within the company.

     Our committee has considered from time to time the adoption of stock ownership guidelines for the executive officers, recognizing the importance of aligning the interests of the senior management with the company's stockholders. We have not adopted guidelines at this time, however, due to a number of factors, including the current practice that we have adopted of paying out management bonuses in the form of common stock. We believe this practice, combined with our traditional grants of equity incentives under our stock plans, has augmented the equity positions of our executives in the company.

     Our committee relies significantly upon the services of independent compensation consultants in exercising our business judgment as to appropriate levels and components of compensation for the executive officers and key management in our company. In 2005, we renewed the annual engagement of The Delves Group, an independent, Chicago-based compensation consulting firm, to assist our committee in establishing our compensation goals and objectives, to provide relevant survey data on the compensation practices of other companies, and to advise on industry trends in executive compensation. Our independent consultant has reporting responsibility directly to the compensation committee. Our committee's practice is to invite a representative of our compensation consulting firm to attend all committee meetings.

     In addition, management of the company has engaged the services of Franks & Associates, also a compensation consulting firm, as a source of additional information and guidance in establishing compensation for the senior management of the company. Management shares this information with our committee when it is helpful to our responsibilities.

EXECUTIVE OFFICER COMPENSATION

     The named executive officers of the company in 2005 consisted of Martin H. Singer, Chief Executive Officer; John W. Schoen, Chief Financial Officer; Jeffrey A. Miller, Vice President, Global Sales; Biju Nair, Vice President and General Manager, Mobility Solutions Group; and Steven L. Deppe, Vice President and General Manager, Antenna Products Group. We also have within our management a number of other vice presidents and key managers that report to Dr. Singer or our other executive officers.

     The salary and bonus components of total compensation are designed to compensate our management at a level that equates to a range between the median and the 75th percentile of cash compensation among a peer group of companies that are considered by the committee to be comparable in industry sector, revenue level, size of operations and financial operating results. The compensation committee, on an annual basis, reviews and recommends to the board of directors the base salary and bonus (with associated milestones) for the chief executive officer and reviews and approves the base salaries and target bonuses (with associated milestones) for our other executives and key managers.

     2005 Salary. The salary compensation of our executive management is established by the compensation committee. Consistent with our compensation philosophy generally, our annual review of officer salaries does not presume automatic or lock-step increases. Our committee sets compensation based upon factors that normally are specific both to the individual and to our business as a whole.

     - At the individual level, the committee considers each officer's scope of job responsibilities, level of experience, past performance, contribution to our business, and data on prevailing compensation levels in relevant markets for comparable officer positions. Regarding the latter measure, certain companies included in the peer group index of the stock performance graph under the caption "Company Performance" (page 42 of this proxy statement) are also included in surveys reviewed by the compensation committee in reviewing salary levels for our chief executive officer and other executive officers.

     - At the corporate level, the committee in 2005 took into account the company's overall operating performance and the amount of our overall operating expenses, including the cash components of management compensation.

     Because our operating performance and expense management goals did not meet internal expectations, at the recommendation of management, our committee agreed to reduce 2005 salary for our named executive officers by an average of 5% (not inclusive of the salary reduction for Dr. Singer as the Chief Executive Officer) and to eliminate car allowance and other company perquisites for almost all of our corporate officers. In connection with these cost reduction measures, our committee determined to provide the approximate value of the reduction in restricted shares of our common stock, subject to vesting in annual increments over five years.

     2005 Short Term Incentive Bonus Plan. We pay annual bonuses to our executive officers and key managers under our Short Term Incentive Bonus Plan. These annual bonuses are designed to:

     - provide a direct link between management compensation and the achievement of corporate and individual objectives; and

     - to promote coordination among managers and to unify the operating activities of our three business units.

     The amount of bonus for 2005 performance was determined based upon the achievement by the executive and our company of identified goals, which were approved in March 2005. These goals are comprised of both corporate goals and/or goals corresponding to the business unit of the participating employee. Corporate goals are defined in terms of planned consolidated revenue and earnings targets for 2005, and business unit goals are generally defined in terms of targeted operational goals of the participating employee within the particular unit.

     When approving these 2005 goals under our 2005 Short Term Incentive Bonus Plan, our committee and our board of directors determined to create a more direct alignment of management incentives with the long term financial interests of our stockholders by requiring that all bonuses under the plan be paid in shares of immediately vested common stock. Our committee convened in February 2006 to determine bonus payments (payable in common stock) based on actual financial results for 2005. These payments (not inclusive of payments made to Dr. Singer as Chief Executive Officer) equaled $112,047 for Mr. Nair (equal to 73% of the possible maximum bonus), $193,498 for Mr. Schoen (equal to 100% of the possible maximum bonus), $127,537 for Mr. Miller (equal to 83% of the possible maximum bonus), and $169,548 for Mr. Deppe (equal to 93% of the possible maximum bonus).

     2005 Long Term Incentive Grants. We provide long-term incentives through the grant of restricted stock and stock options under our stock option plans, particularly our 1997 Stock Plan and our 1998 Employee Stock Purchase Plan. The purpose of our 1997 Stock Plan is to attract and retain the best employee talent available and to create a direct link between compensation and our long-term performance. The compensation committee believes that stock grants and stock options directly motivate an executive to maximize long-term stockholder value. The committee takes into consideration survey information of comparable companies provided by its independent compensation consultant and other information from management to establish competitive levels of equity compensation and to align the long-term incentive interests of our management with the financial interests of our stockholders.

     Our use of stock grants and stock options typically include time-based vesting periods to encourage key executives to continue in our employment. All stock options granted to executive officers to date have been granted at the fair market value of our common stock on the date of grant. Because the value of a stock option to an executive officer is dependent upon an increase in the price of our common stock, this portion of the executive's compensation is directly aligned with an increase in stockholder value.

     In 2005, our compensation committee determined to use time-based stock grants instead of stock options as the principal form of equity incentive award for the company's executives and key managers, principally to reduce the dilution to the company's stockholders resulting from grants of equity incentives to employees. Because stock grants do not require the payment of an exercise price by the recipient, substantially fewer shares are required for a stock grant to achieve the equivalent economic incentive of a stock option. We currently expect to continue this practice in 2006.

     When determining the number of shares of stock or the number of stock options to be awarded on an annual basis to an executive officer, the compensation committee considers aggregate stock and stock option levels for the executive at the beginning of each fiscal year in light of long-term strategic and performance objectives, the executive's current and anticipated contributions to our future performance, the retention value associated with the executive's existing or proposed equity incentive position, and comparisons to formal and informal surveys of executive stock and option grants made by other peer companies.

     In 2005, our committee approved the grant of restricted shares under our 1997 Stock Plan to the company's named executive officers (not inclusive of shares granted to Dr. Singer as the Chief Executive Officer) as follows: 40,000 shares to Mr. Schoen; 22,000 shares to Mr. Miller; 26,000 shares to Mr. Deppe; and 22,000 shares to Mr. Nair. These grants will vest in equal annual increments over five years, with the first annual vesting date on February 1, 2006, subject to the continued employment of each officer with the company.

     Other Compensation. The other elements of compensation that we pay to our named executive officers include company-paid life insurance and healthcare benefits (which are made available to all company employees), a contribution from the company equal to 4% of any salary, bonus or commission deferred by an officer in connection with his participation in our Executive Deferred Compensation Plan, and a limited contribution from the company for payroll amounts invested in our 401(k) Plan. One named executive officer, Mr. Deppe, receives a car allowance that will terminate at the end of 2006.

2005 CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation committee reviews the chief executive officer's compensation using substantially the same criteria and policies as are employed for our other executive officers. The principal components of Dr. Singer's compensation are the same as for our other named executive officers, with the exception that in 2005, Dr. Singer was eligible for a "stretch" bonus under our 2004/2005 CEO Stretch Bonus Plan, as set forth in the five-year employment agreement that we entered into with Dr. Singer in 2003.

     In December 2005, our committee reviewed and approved a request by Dr. Singer to eliminate the post-retirement health care benefits to Dr. Singer and his family contained in his existing employment arrangement with the company. His agreement reflecting this arrangement was amended in January 2006 consistent with this request. This amendment was made for reasons related to future corporate expenses, our company's commitment to defined contribution plans rather than defined benefit plans, and parity of benefits with other executives of our company.

     Our committee based its compensation recommendations for Dr. Singer's 2005 salary, bonus under the Short Term Incentive Bonus Plan for 2005, stock option grants and grants of restricted stock, and "stretch" bonus under the 2004/2005 CEO Stretch Bonus Plan on a variety of factors, including Dr. Singer's performance in attaining identified corporate and individual goals, the scope and nature of his responsibilities as the chief executive officer, and comparisons of chief executive officer compensation levels for peer companies.

     2005 Salary. In 2005, our committee determined to reduce Dr. Singer's salary from $385,000 to $350,000, a 9% reduction, consistent with the policy that we applied to the other executive officers of the company, based on considerations relating to the company's operating performance and expense management goals. In connection with this reduction as well as the elimination of a car allowance and other company perquisites, upon our committee's recommendation, our board of directors approved the grant to Dr. Singer of 53,200 shares of restricted stock. These shares will vest over a period of five years.

     2005 Short Term Incentive Bonus Plan. Based on the corporate-level and individual performance goals established for Dr. Singer in 2005, our committee determined that Dr. Singer had earned a bonus for the year in the amount of $350,000, representing 100% of his targeted bonus. As with the conversion of cash bonus payments to common stock for the other executive officers of the company, Dr. Singer received 46,296 shares of immediately vested common stock in February 2006, having a market value equal to the amount of the awarded bonus.

     2004/2005 CEO Stretch Bonus Plan. Beginning in 2003, in addition to the incentives available to our chief executive officer under our Short Term Incentive Bonus Plan, we established a CEO Stretch Bonus Plan to create a particular set of incentives for this office. This plan was designed to reward the chief executive officer for substantial overachievement of planned revenue and earnings goals. The specific goals set forth in the plan are measured each year over a rolling two-year period, and if achieved in full, provide for a maximum payment of $200,000 each year.

     In March 2005, upon our committee's recommendation, our board approved the 2004/2005 CEO Stretch Bonus Plan. The performance goals incorporated into this plan were weighted to recognize substantial overachievement of planned revenue and earnings goals resulting from growth of the company's currently existing operations (i.e., "organic growth") in 2005 as distinguished from growth in revenue resulting from acquisitions of businesses or companies (i.e., "acquired growth") completed in 2005. Consistent with our committee's determination to convert all bonus payments under the Short Term Incentive Bonus Plan to shares of immediately vested common stock, the 2004/2005 CEO Stretch Bonus Plan provides for a similar conversion.

     Based on the performance goals established for Dr. Singer under the 2004/2005 CEO Stretch Bonus Plan, our committee determined that Dr. Singer had earned a bonus for the year in the amount of $160,000, equal to 80% of the maximum amount possible under the plan. This amount was converted into a grant for 21,164 shares of immediately vested common stock in February 2006, having a market value equal to the amount of the awarded bonus.

     2005 Long Term Incentive Grants. In June 2005, as part of our annual review of the long term incentives of our chief executive officer, our committee considered both the level and structure of Dr. Singer's equity incentives based on our common stock in connection with a range of competitive benchmarks derived from industry and market information provided by our independent compensation consultant.

     Upon our committee's recommendation, in July 2005, our board of directors approved the grant to Dr. Singer of stock options for the purchase of 100,000 shares and an award of 65,000 shares of restricted stock under our 1997 Stock Plan. Subject to Dr. Singer's continued employment with the company, the option grant will vest over a period of four years commencing July 1, 2005, and the restricted stock award will vest in its entirety on July 1, 2010, subject to earlier acceleration if the company achieves identified corporate-level revenue and earnings goals during earlier periods.

     These long term incentive awards to Dr. Singer, which reflect a combination of both time-based and performance-based incentives, are intended to:

     - reinforce the alignment of Dr. Singer's long term perspective with the interests of our stockholders,

     - enhance the retention value of these awards for a valued manager,

     - balance the perceived value of the awards from the perspective of Dr. Singer with their financial cost to our company, and

     - provide Dr. Singer with an opportunity to accumulate a meaningful financial interest that is tied to the long term financial and market performance of the company.

QUALIFYING COMPENSATION

     In general, it is our policy to qualify, to the maximum extent possible, our executives' compensation for deductibility under Section 162(m) of the Internal Revenue Code. This federal tax provision enables the company to deduct compensation paid to our chief executive officer and our four other named executive officers only if the compensation for an officer is less than $1 million during the fiscal year or is "performance-based" under Section 162(m).

     Although total compensation paid to Dr. Singer in 2005 slightly exceeded the $1 million threshold under Section 162(m), the loss of deductibility as to this excess did not affect the company's financial results for the fiscal year. Our committee is currently evaluating the impact of Section 162(m) with respect to our compensation goals going forward to ensure that our financial results are not materially affected in future periods.

                                          Respectfully submitted by:

                                          THE COMPENSATION COMMITTEE

                                          Richard C. Alberding (Chair)
                                          John R. Sheehan
                                          Brian J. Jackman

                              COMPANY PERFORMANCE

     Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this company performance graph shall not be deemed "filed" with the SEC or "soliciting material" under the Exchange Act and shall not be incorporated by reference into any such filings.

     The graph below compares the annual percentage change in the cumulative return to our stockholders with the cumulative return of The Nasdaq Stock Market Index and of the S&P Technology Sector Index from the date of our initial public offering (October 19, 1999) and ending on December 31, 2005. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG PCTEL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                          AND THE S&P TECHNOLOGY INDEX

                               (COMPARISON CHART)

- $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright(C) 2006, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                                 OTHER MATTERS

     We know of no further matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 27, 2006

                                   APPENDIX A
                      AMENDED AND RESTATED 1997 STOCK PLAN

                                  PCTEL, INC.

                                1997 STOCK PLAN
                    (AS AMENDED AND RESTATED MARCH 16, 2006)

     1.  Purposes of the Plan.  The purposes of this Stock Plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility,

     - to provide additional incentive to Employees, Directors and Consultants, and

     - to promote the success of the Company's business.

     Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalents and other stock or cash awards as the Administrator may determine.

     2.  Definitions.  As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c) "Award" means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalents and other stock or cash awards as the Administrator may determine.

          (d) "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (e)  "Awarded Stock" means the Common Stock subject to an Award.

          (f)  "Board" means the Board of Directors of the Company.

          (g) "Change in Control" means the consummation of any of the following transactions:

             (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

             (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

             (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or
        (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

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

             (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (h) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

          (i) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (j)  "Common Stock" means the common stock of the Company.

          (k)  "Company" means PCTEL, Inc., a Delaware corporation.

          (l) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (m) "Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Section 162(m) of the Code.

          (n)  "Director" means a member of the Board.

          (o)  "Disability" means total and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (p) "Dividend Equivalent" means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. The Dividend Equivalent for each Share subject to an Award shall only be paid to a Participant on the vesting date for such Share.

          (q) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (s) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (t)  "Fiscal Year" means the fiscal year of the Company.

          (u) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (v)  "Inside Director" means a Director who is an Employee.

          (w) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (x) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

          (y) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (z)  "Option" means a stock option granted pursuant to the Plan.

          (aa) "Option Agreement" means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (bb)  "Outside Director" means a Director who is not an Employee.

          (cc) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (dd) "Participant" means the holder of an outstanding Award granted under the Plan.

          (ee) "Performance Goals" will have the meaning set forth in Section 11 of the Plan.

          (ff) "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

          (gg) "Performance Share" means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to
     Section 10.

          (hh) "Performance Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

          (ii) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

          (jj)  "Plan" means this 1997 Stock Plan, as amended and restated.

          (kk) "Restricted Stock" means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

          (ll) "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to
     Section 9 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (mm) "Restricted Stock Unit Agreement" means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to an award of Restricted Stock Units. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (nn) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (oo)  "Section 16(b)" means Section 16(b) of the Exchange Act.

          (pp)  "Service Provider" means an Employee, Director or Consultant.

          (qq) "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

          (rr) "Stock Appreciation Right" or "SAR" means an Award granted pursuant to Section 7 hereof.

          (ss) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3.  Stock Subject to the Plan.

     (a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares with respect to which Awards may be made under the Plan after the effective date of this amendment and restatement is the sum of (a) 2,300,000 Shares, plus (b) any Shares returned (or that would have otherwise returned) to the Plan on or after the date of Board approval of the amendment and restatement of the Plan as a result of termination of options or repurchase of Shares issued under such plan prior to the date of Board approval of the amendment and restatement of the Plan, plus (c) any Shares returned (or that would have otherwise returned) to the Company's 1998 Director Option Plan on or after the date of Board approval of the amendment and restatement of the Plan as a result of termination of options or repurchase of Shares issued under such plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

     (b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only shares actually issued pursuant to a SAR shall cease to be available under the Plan; all remaining shares under SARs shall remain available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

     4.  Administration of the Plan.

     (a)  Procedure.

          (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i)  to determine the Fair Market Value;

          (ii) to select the Service Providers to whom Awards may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

          (iv)  to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; provided, however, that unless otherwise determined by the Administrator, any extension of the term or exercise period of an Award shall comply with Section 409A of the Code and any temporary, proposed or final Treasury Regulations and guidance promulgated thereunder;

          (vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

          (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (viii) to modify or amend each Award (subject to Section 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan. Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15 of the Plan) nor may the Administrator cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price, unless, in either case, such action is approved by the Company's stockholders;

          (ix) to determine whether Dividend Equivalents will be granted in connection with an Award;

          (x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Section 409A. Unless otherwise determined by the Administrator, the Administrator shall comply with Section 409A of the Code and any temporary, proposed or final Treasury Regulations and guidance promulgated thereunder in taking or permitting any actions under the Plan that would result in a deferral of compensation subject to Section 409A of the Code.

     (d) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

     5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalents and such other stock or cash awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6.  Options.

     (a)  Limitations.

          (i) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b)  The following limitations shall apply to grants of Options:

          (i) No Service Provider shall be granted, in any Fiscal Year, Options to purchase more than 300,000 Shares.

          (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 150,000 Shares which shall not count against the limit set forth in subsection (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
     Section 15 of the Plan.

          (iv) If an Option is canceled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above.

          (v) The exercise price for an Option may not be reduced. This will include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right or other Award.

     (c) Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     (d)  Option Exercise Price and Consideration.

          (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(d), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

     (e) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

     (f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. To the extent consistent with Applicable Laws, such consideration may consist entirely of:

          (i)  cash;

          (ii)  check;

          (iii)  promissory note;

          (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

          (vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii)  any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     (g)  Exercise of Option.

          (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Participant's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to exercise the Option under the Participant's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (v) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

     7.  Stock Appreciation Rights.

     (a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.

     (b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 300,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 150,000 Shares.

     (c) Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. In addition, the per Share exercise price of a SAR shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     (d) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

          (ii)  the number of Shares with respect to which the SAR is exercised.

     (e) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

     (f) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

     (g) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

     (h) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for three
(3) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

     (i) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

     (j) Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised within such period of time as is specified in the SAR Agreement (but in no event later than the expiration of the term of such SAR as set forth in the Notice of Grant), by the Participant's estate or by a person who acquires the right to exercise the SAR by bequest or inheritance, but only to the extent that the SAR is vested on the date of death. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve
(12) months following the Participant's termination. If, at the time of death, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall immediately revert to the Plan. The SAR may be exercised by the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to exercise the SAR under the Participant's will or the laws of descent or distribution. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

     (k) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

     8.  Restricted Stock.

     (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

     (b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of 150,000 Shares of Restricted Stock; provided, however, that in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 75,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

     (c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

     (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

     (e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

     (f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

     (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

     (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

     9.  Restricted Stock Units.

     (a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to
Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), during any Fiscal Year, no Participant will receive more than an aggregate of 150,000 Restricted Stock Units; provided, however, that in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 75,000 Restricted Stock Units.

     (b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of

Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

     (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

     (d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

     (e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

     10.  Performance Units and Performance Shares.

     (a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/ Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $500,000, and (b) no Participant will receive more than 150,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted up to an additional 75,000 Performance Shares.

     (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

     (c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

     (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/ Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

     (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/ Shares at the close of the applicable Performance Period) or in a combination thereof.

     (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

     11. Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement ("Performance Goals") including

          (a)  cash flow;

          (b)  cash position;

          (c)  earnings before interest and taxes;

          (d)  earnings before interest, taxes, depreciation and amortization;

          (e)  earnings per Share;

          (f)  economic profit;

          (g)  economic value added;

          (h)  equity or stockholder's equity;

          (i)  market share;

          (j)  net income;

          (k)  net profit;

          (l)  net sales;

          (m)  operating earnings;

          (n)  operating income;

          (o)  profit before tax;

          (p)  ratio of debt to debt plus equity;

          (q)  ratio of operating earnings to capital spending;

          (r)  return on equity;

          (s)  return on net assets;

          (t)  return on sales, revenue, sales growth; or

          (u)  total return to stockholders.

     Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, the management discussion and analysis section of the Company's annual report, or the minutes of the Board.

     12.  Automatic Awards to Outside Directors.

     (a) Procedure for Grants. All grants of Options to Outside Directors under this Section 12 shall be automatic and non-discretionary and shall be made in accordance with the following provisions:

          (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

          (ii) Each Outside Director shall be automatically granted an Option to purchase 15,000 Shares (the "First Option") upon the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

          (iii) Each Outside Director shall be automatically granted an Option to purchase 10,000 Shares (a "Subsequent Option") on January 1 of each year provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

          (iv) The terms of a First Option granted hereunder shall be as follows:

             (A)  the term of the First Option shall be ten (10) years.

             (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 12 and 15 of the Plan.

             (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

             (D) subject to Section 15 of the Plan, the First Option shall become exercisable as to thirty-three and one-third percent (33 1/3%) of the Shares subject to the First Option on each anniversary of its date of grant, provided that the Participant continues to serve as a Director on such dates.

          (v) The terms of a Subsequent Option granted hereunder shall be as follows:

             (A)  the term of the Subsequent Option shall be ten (10) years.

             (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 12 and 15 of the Plan.

             (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

             (D) subject to Section 15 of the Plan, the Subsequent Option shall become exercisable as to 100% of the Shares subject to the Subsequent Option on each anniversary of its date of grant, provided that the Participant continues to serve as a Director on such dates.

          (vi) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     (b) Consideration for Exercising Outside Director Stock Options. The consideration to be paid for the Shares to be issued upon exercise of an automatic Outside Director Option shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

     (c)  Post-Service Exercisability.

          (i) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (ii) Disability of Outside Director. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (iii) Death of Outside Director. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Participant's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to exercise the Option under the Participant's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

     14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

     15. Adjustments Upon Changes in Capitalization, Dissolution, or Change in Control.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the price per share (if any) of Common Stock covered by each such outstanding Award, the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 of the Plan, and the number of Shares automatically awarded to Outside Directors under Section 12 of the Plan, shall be proportionately adjusted for any change in or increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change or increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options, and SARs) or vested (with respect to Restricted Stock), an Award will terminate immediately prior to the consummation of such proposed action.

     (c)  Change in Control.

          (i)  Assumption.

          (A) In the event of a Change in Control, each outstanding Award (including any related Dividend Equivalent), other than an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals, shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation").

          (B) For the purposes of this subsection, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right, for each Share subject to such Award, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

          (ii)  Non-Assumption.

          (A) Non-Performance Based Awards. In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Awarded Stock, including Shares as to which such Awards would not otherwise be vested or exercisable. Additionally, all restrictions on Restricted Stock will lapse. Note that this subsection (A) does not apply to any Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals.

          (B) Performance-Based Awards. With respect to any Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, or other Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met (see subsection (D) below for discussion of payment for performance-based awards).

          (C) Notice. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period.

          (D) Pro-Ration. If the Change in Control occurs during a Performance Period while the Participant (other than an Outside Director) is a Service Provider, the Participant will receive payment of a pro-rated amount of the performance-based Award that would have actually been earned had the Participant remained a Service Provider through the end of the Performance Period based on the amount of time the Participant was a Service Provider during the Performance Period before the Change in Control. Such payment pro-rated amount shall be paid within thirty (30) days of the consummation of the Change in Control.

          (iii) Outside Directors. With respect to Awards granted to Outside Directors, in the event of a Change of Control, the Participant shall fully vest in and have the right to exercise the Award as to all of the Awarded Stock, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. The Outside Director will receive payment of a pro-rated amount of the Performance Shares, Performance Units, or other performance-based Award that would have actually been earned had the Outside Director remained a Service Provider through the end of the Performance Period based on the amount of time the Outside Director was a Service Provider during the Performance Period before the Change in Control.

     16.  Tax Withholding.

     (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

     (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require a Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

     17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

     18. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

     19. Term of Plan. The Plan shall become effective upon its approval by the Company's stockholders. It shall continue in effect for 10 years thereafter unless terminated earlier under Section 20 of the Plan.

     20.  Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     21.  Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     23. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

                                   PCTEL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                              MONDAY, JUNE 5, 2006
                              10:00 A.M. LOCAL TIME

                                   PCTEL, INC.
                             8725 WEST HIGGINS ROAD
                                    SUITE 400
                             CHICAGO, ILLINOIS 60631

--------------------------------------------------------------------------------

         This proxy is solicited on behalf of the board of directors for use at the annual meeting of stockholders on June 5, 2006.

         The undersigned stockholder of PCTEL, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 2006, and hereby appoints Martin H. Singer and John W. Schoen, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of PCTEL, Inc. to be held on June 5, 2006 at 10:00 a.m. local time at our headquarters, located at 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: FOR ALL NOMINEES TO THE BOARD OF DIRECTORS; FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; FOR THE AMENDMENT AND RESTATEMENT OF THE 1997 STOCK PLAN, INCLUDING AN INCREASE IN THE RESERVE OF SHARES UNDER THE PLAN; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

        PLEASE VOTE BY TELEPHONE OR THE INTERNET OR MARK, SIGN, DATE AND
           RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                      See reverse for voting instructions.

                                                        COMPANY # --------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK***EASY***IMMEDIATE

      - Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 4, 2006.

      - Please have your proxy card and the last four digits or your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/PCTI/ -- QUICK***EASY***IMMEDIATE

      - Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 4, 2006.

      - Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

      - Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to PCTEL, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

    IF YOU VOTE BY PHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:

1. Election of Class I            01 Brian J.             02 John R.         [ ]  Vote FOR all             [ ]  Vote WITHHELD
   directors to serve                Jackman                 Sheehan              nominees (except as           from all nominees
   until 2008                                                                     marked)

   (Instructions:  To withhold authority to vote for any indicated           ----------------------------------------------------
   nominees write the number(s) of the nominee(s) in the box provided to
   the right.)                                                               ----------------------------------------------------

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the      [ ]  FOR         [ ]  AGAINST       [ ]  ABSTAIN
   independent registered public accounting firm of PCTEL, Inc. for the fiscal year ending December 31, 2006

3. Approval of the amendment and restatement of the 1997 Stock Plan,         [ ]  FOR         [ ]  AGAINST       [ ]  ABSTAIN
   including an increase in the reserve of shares under the Plan

         IN THEIR DISCRETION, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO
              DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.

         I plan to attend the annual meeting  [ ]

         Address Change?
         Mark Box  [ ]   Indicate changes below:

                                                Date
                                                     ---------------------------
                                                --------------------------------

                                                --------------------------------
                                                Signature(s) in Box

                                                Please sign exactly as name
                                                appears hereon. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give title as
                                                such. If a corporation, please
                                                sign in full corporate name by
                                                president or other authorized
                                                officer. If a partnership,
                                                please sign in partnership name
                                                by authorized person.